INDENTURE

                 Dated as of October 1, 1996




                 BROWN GROUP, INC., as Issuer

                             and

       STATE STREET BANK AND TRUST COMPANY, as Trustee




                         $150,000,000
                  9-1/2% Senior Notes due 2006

     Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of October 1, 1996

     Trust Indenture                                    Indenture
       Act Section                                       Section
     ---------------                                    ---------
     Sec. 310(a)(1) . . . . . . . . . . . . . . . . .     7.11
             (a)(2) . . . . . . . . . . . . . . . . .     7.11
             (a)(3) . . . . . . . . . . . . . . . . .     N.A.
             (a)(4) . . . . . . . . . . . . . . . . .     N.A.
             (a)(5) . . . . . . . . . . . . . . . . .     7.11
             (b). . . . . . . . . . . . . . . . . . .     7.09; 7.11; 10.02
             (c). . . . . . . . . . . . . . . . . . .     N.A.
     Sec. 311(a). . . . . . . . . . . . . . . . . . .     7.12
             (b). . . . . . . . . . . . . . . . . . .     7.12
             (c)  . . . . . . . . . . . . . . . . . .     N.A.
     Sec. 312(a)  . . . . . . . . . . . . . . . . . .     2.05
             (b)  . . . . . . . . . . . . . . . . . .     10.03
             (c)  . . . . . . . . . . . . . . . . . .     10.03
     Sec. 313(a)  . . . . . . . . . . . . . . . . . .     7.07
             (b)  . . . . . . . . . . . . . . . . . .     7.07
             (c)  . . . . . . . . . . . . . . . . . .     7.07; 10.02
             (d)  . . . . . . . . . . . . . . . . . .     7.07
     Sec. 314(a)  . . . . . . . . . . . . . . . . . .     4.07; 10.02
             (b)  . . . . . . . . . . . . . . . . . .     N.A.
             (c)(1) . . . . . . . . . . . . . . . . .     10.04
             (c)(2) . . . . . . . . . . . . . . . . .     10.04
             (c)(3) . . . . . . . . . . . . . . . . .     N.A.
             (d)  . . . . . . . . . . . . . . . . . .     N.A.
             (e)  . . . . . . . . . . . . . . . . . .     10.05
     Sec. 315(a)  . . . . . . . . . . . . . . . . . .     7.01(b)
             (b)  . . . . . . . . . . . . . . . . . .     7.05; 10.02
             (c)  . . . . . . . . . . . . . . . . . .     7.01(a)
             (d)  . . . . . . . . . . . . . . . . . .     7.01(c)
             (e)  . . . . . . . . . . . . . . . . . .     6.11
     Sec. 316(a)(last sentence) . . . . . . . . . . .     2.09
             (a)(1)(A). . . . . . . . . . . . . . . .     6.05
             (a)(1)(B). . . . . . . . . . . . . . . .     6.04
             (a)(2) . . . . . . . . . . . . . . . . .     N.A.
             (b)  . . . . . . . . . . . . . . . . . .     6.07; 9.04
     Sec. 317(a)(1) . . . . . . . . . . . . . . . . .     6.08
             (a)(2) . . . . . . . . . . . . . . . . .     6.09
             (b)  . . . . . . . . . . . . . . . . . .     2.04
     Sec. 318(a)  . . . . . . . . . . . . . . . . . .     10.01
             (c)  . . . . . . . . . . . . . . . . . .     10.01
  ________________________

  Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                    TABLE OF CONTENTS
                                                                      Page

                         ARTICLE ONE

     DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     Section 1.01   Definitions. . . . . . . . . . . . . . . . . . . .  1
     Section 1.02   Incorporation by Reference of Trust
                    Indenture Act. . . . . . . . . . . . . . . . . . . 33
     Section 1.03   Rules of Construction. . . . . . . . . . . . . . . 33


                         ARTICLE TWO

                        THE SECURITIES

     Section 2.01  Issuance of Securities  . . . . . . . . . . . . . . 29
     Section 2.02  Execution and Authentication. . . . . . . . . . . . 36
     Section 2.03  Registrar and Paying Agent. . . . . . . . . . . . . 37
     Section 2.04  Paying Agent To Hold Money in Trust . . . . . . . . 38
     Section 2.05  Securityholder Lists. . . . . . . . . . . . . . . . 39
     Section 2.06  Transfer and Exchange . . . . . . . . . . . . . . . 39
     Section 2.07  Replacement Securities. . . . . . . . . . . . . . . 40
     Section 2.08  Outstanding Securities. . . . . . . . . . . . . . . 41
     Section 2.09  Treasury Securities . . . . . . . . . . . . . . . . 42
     Section 2.10  Temporary Securities. . . . . . . . . . . . . . . . 42
     Section 2.11  Cancellation. . . . . . . . . . . . . . . . . . . . 42
     Section 2.12  Defaulted Interest. . . . . . . . . . . . . . . . . 43
     Section 2.13  CUSIP Number. . . . . . . . . . . . . . . . . . . . 43
     Section 2.14  Deposit of Moneys . . . . . . . . . . . . . . . . . 44
     Section 2.15  Book-Entry Provisions for Global Securities . . . . 44
     SECTION 2.16  Registration of Transfers and Exchanges . . . . . . 46
     SECTION 2.17  Designation . . . . . . . . . . . . . . . . . . . . 52

                      ARTICLE THREE

                   REDEMPTION OF SECURITIES
     Section 3.01  Notices to the Trustee . . . . . . . . . . . . . . 52
     Section 3.02  Selection of Securities To Be Redeemed . . . . . . 53
     Section 3.03  Notice of Redemption . . . . . . . . . . . . . . . 54
     Section 3.04  Effect of Notice of Redemption . . . . . . . . . . 55
     Section 3.05  Deposit of Redemption Price. . . . . . . . . . . . 55
     Section 3.06  Securities Redeemed or Purchased in Part . . . . . 56

                         ARTICLE FOUR

                          COVENANTS

     Section 4.01  Payment of Securities . . . . . . . . . . . . . . 56
     Section 4.02  Maintenance of Office or Agency . . . . . . . . . 57
     Section 4.03  Corporate Existence . . . . . . . . . . . . . . . 58
     Section 4.04  Payment of Taxes and Other Claims . . . . . . . . 58
     Section 4.05  Maintenance of Properties;Insurance;
                   Books and Records; Compliance with Law. . . . . . 59
     Section 4.06  Compliance Certificate. . . . . . . . . . . . . . 60
     Section 4.07  SEC Reports . . . . . . . . . . . . . . . . . . . 62
     Section 4.08  Limitation on Indebtedness. . . . . . . . . . . . 62
     Section 4.09  Limitation on Restricted Payments . . . . . . . . 63
     Section 4.10  Limitation on Issuances and
                   Sale of Preferred Stock by Subsidiaries . . . . . 67
     Section 4.11  Limitation on Liens . . . . . . . . . . . . . . . 68
     Section 4.12  Change of Control . . . . . . . . . . . . . . . . 68
     Section 4.13  Disposition of Proceeds of Asset Sales. . . . . . 72
     Section 4.14  Limitation on Transactions
                   with Interested Persons . . . . . . . . . . . . . 76
     Section 4.15  Limitation on Dividends and Other
                   Payment Restrictions Affecting Subsidiaries . . . 78
     Section 4.16  Limitations on Sale-Leaseback Transactions. . . . 79
     Section 4.17  Limitation on Guarantees by Subsidiaries. . . . . 80
     Section 4.18  Waiver of Stay, Extension or Usury Laws . . . . . 81
     Section 4.19  Limitation on Applicability of
                   Certain Covenants . . . . . . . . . . . . . . . . 68

                         ARTICLE FIVE

                    SUCCESSOR CORPORATION

     Section 5.01  When Company May Merge, etc.  . . . . . . . . . . 82
     Section 5.02  Successor Substituted . . . . . . . . . . . . . . 84

                         ARTICLE SIX

                EVENTS OF DEFAULT AND REMEDIES

     Section 6.01  Events of Default . . . . . . . . . . . . . . . . 85
     Section 6.02  Acceleration. . . . . . . . . . . . . . . . . . . 87
     Section 6.03  Other Remedies. . . . . . . . . . . . . . . . . . 88
     Section 6.04  Waiver of Past Defaults . . . . . . . . . . . . . 89
     Section 6.05  Control by Majority . . . . . . . . . . . . . . . 89
     Section 6.06  Limitation on Suits . . . . . . . . . . . . . . . 90
     Section 6.07  Right of Holders To Receive Payment . . . . . . . 91
     Section 6.08  Collection Suit by Trustee. . . . . . . . . . . . 91
     Section 6.09  Trustee May File Proofs of Claims . . . . . . . . 91
     Section 6.10  Priorities. . . . . . . . . . . . . . . . . . . . 92
     Section 6.11  Undertaking for Costs . . . . . . . . . . . . . . 93
     Section 6.12  Restoration of Rights and Remedies. . . . . . . . 93


                        ARTICLE SEVEN

                           TRUSTEE

     Section 7.01  Duties. . . . . . . . . . . . . . . . . . . . . . 94
     Section 7.02  Rights of Trustee . . . . . . . . . . . . . . . . 95
     Section 7.03  Individual Rights of Trustee. . . . . . . . . . . 97
     Section 7.04  Trustee's Disclaimer. . . . . . . . . . . . . . . 97
     Section 7.05  Notice of Default . . . . . . . . . . . . . . . . 98
     Section 7.06  Money Held in Trust . . . . . . . . . . . . . . . 98
     Section 7.07  Reports by Trustee to Holders . . . . . . . . . . 98
     Section 7.08  Compensation and Indemnity. . . . . . . . . . . . 99
     Section 7.09  Replacement of Trustee  . . . . . . . . . . . . . 100
     Section 7.10  Successor Trustee by Merger, etc. . . . . . . . . 102
     Section 7.11  Eligibility; Disqualification . . . . . . . . . . 102
     Section 7.12  Preferential Collection of Claims
                   Against Company . . . . . . . . . . . . . . . . . 102


                        ARTICLE EIGHT

           SATISFACTION AND DISCHARGE OF INDENTURE

     Section 8.01  Termination of the Company's Obligations   . . . .103
     Section 8.02  Legal Defeasance and Covenant Defeasance . . . . .105
     Section 8.03  Application of Trust Money . . . . . . . . . . . .111
     Section 8.04  Repayment to Company . . . . . . . . . . . . . . .111
     Section 8.05  Reinstatement. . . . . . . . . . . . . . . . . . .112

                         ARTICLE NINE

             AMENDMENTS, SUPPLEMENTS AND WAIVERS

     Section 9.01  Without Consent of Holders . . . . . . . . . . . .113
     Section 9.02  With Consent of Holders  . . . . . . . . . . . . .114
     Section 9.03  Compliance with Trust Indenture Act. . . . . . . .116
     Section 9.04  Revocation and Effect of Consents. . . . . . . . .116
     Section 9.05  Notation on or Exchange of Securities. . . . . . .117
     Section 9.06  Trustee May Sign Amendments, etc.  . . . . . . . .118


                         ARTICLE TEN

                        MISCELLANEOUS

     Section 10.01 Trust Indenture Act of 1939 . . . . . . . . . . .118
     Section 10.02 Notices . . . . . . . . . . . . . . . . . . . . .118
     Section 10.03 Communication by Holders with Other Holders . . .120
     Section 10.04 Certificate and Opinion as to
                   Conditions Precedent. . . . . . . . . . . . . . .120
     Section 10.05 Statements Required in Certificate or Opinion . .120
     Section 10.06 Rules by Trustee, Paying Agent, Registrar . . . .121
     Section 10.07 Governing Law . . . . . . . . . . . . . . . . . .121
     Section 10.08 No Interpretation of Other Agreements . . . . . .122
     Section 10.09 No Recourse Against Others. . . . . . . . . . . .122
     Section 10.10 Successors. . . . . . . . . . . . . . . . . . . .122
     Section 10.11 Duplicate Originals . . . . . . . . . . . . . . .122
     Section 10.12 Separability. . . . . . . . . . . . . . . . . . .122
     Section 10.13 Table of Contents Headings, etc.. . . . . . . . .123
     Section 10.14 Benefits of Indenture . . . . . . . . . . . . . .104

     SIGNATURES    . . . . . . . . . . . . . . . . . . . . . . . . .104

     EXHIBIT A Form of Security
     EXHIBIT B Form of Private Placement Legend
     EXHIBIT C Form of Legend for Global Securities
     EXHIBIT D Transfer Certificate
     EXHIBIT E Transfer Certificate for Institutional
                    Accredited Investors
     EXHIBIT F    Form of Certificate To Be Delivered in
                    Connection with Regulation S Transfers
     ________________________

     Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

               INDENTURE, dated as of October 1, 1996, between BROWN GROUP, INC., a corporation incorporated under the laws of the State of New York ("the Company") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts Trust Company, as trustee (the "Trustee").

               Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 9-1/2% Senior Notes due 2006 (the "Securities").

                         ARTICLE ONE

     DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

               Section 1.01   Definitions.

               "Acquired Indebtedness" means Indebtedness of a person (a) assumed in connection with an Asset
     Acquisition from such person or (b) existing at the time such person becomes a Subsidiary of any other person.

               "Affiliate" means, with respect to any
     specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

               "Agent" means any Registrar or Paying Agent of the Securities.

               "Asset Acquisition" means (a) an Investment by the Company or any Subsidiary of the Company in any other person pursuant to which such person shall become a Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary of the Company, (b) the acquisition by the Company or any Subsidiary of the Company of the assets of any person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such person or (c) the acquisition by the Company or any Subsidiary of the Company of any division or line of business of any person (other than a Subsidiary of the Company).

               "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease or other disposition to any person other than the Company or a Wholly-Owned Subsidiary of the Company, in one or a series of related transactions, of (a) any Capital Stock of any Subsidiary of the Company (other than in respect of directors' qualifying shares or investments by foreign nationals mandated by applicable law); (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Subsidiary of the Company; or (c) any other properties or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business and consistent with past business practices. For the purposes of this definition, the term "Asset Sale" shall not include (i) any sale, transfer or other disposition of equipment, tools or other assets (including Capital Stock of any Subsidiary of the Company) by the Company or any of its Subsidiaries in one or a series of related transactions in respect of which the Company or such Subsidiary receives cash or property with an aggregate Fair Market Value of $5,000,000 or less; or (ii) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by and done in accordance with Article Five.

               "Asset Sale Offer" shall have the meaning set forth in Section 4.13.

               "Asset Sale Offer Price" shall have the meaning set forth in Section 4.13.

               "Asset Sale Purchase Date" shall have the meaning set forth in Section 4.13.

               "Attributable Value" means, as to any
     particular lease under which any person is at the time liable other than a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Value" means, as to a Capitalized Lease Obligation under which any person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such person in accordance with GAAP.

               "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (a) the sum of the products of (i) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

               "Bankruptcy Law" means Title 11 United States
     Code or any similar law for the relief of debtors.

               "Board of Directors" means the board of
     directors of the Company or any duly authorized committee of such board.

               "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

               "Business Day" means each Monday, Tuesday,
     Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, State of New York are authorized or obligated by law, regulation or executive order to close.

               "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

               "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and the amount of any such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

               "Cash Equivalents" means, at any time, (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances or time deposits with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) certificates of deposit or time deposits with a maturity of 180 days or less of any financial institution that is not organized under the laws of the United States, any state thereof or the District of Columbia that are rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (v) commercial paper with a maturity of 180 days or less that is rated at least A-1 by S&P or at least P-1 by Moody's.

               "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately, or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total Voting Stock of the Company; (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could then be paid by the Company as a Restricted Payment pursuant to Section 4.09, or a combination thereof, and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately, or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total Voting Stock of the surviving or transferee corporation;
     (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (d) the Company is liquidated or dissolved or adopts a plan of liquidation.

               "Change of Control Date" shall have the meaning set forth in Section 4.12.

               "Change of Control Offer" shall have the meaning set forth in Section 4.12.

               "Change of Control Purchase Date" shall have the meaning set forth in Section 4.12.

               "Common Stock" means, with respect to any person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such person's common stock, whether outstanding at the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

               "Company" means the party named as such in this Indenture until a successor replaces it (or any previous successor) pursuant to this Indenture, and thereafter means such successor.

               "Consolidated Cash Flow Available for Fixed
     Charges" means, with respect to any person for any period, (A) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of
     (a) Consolidated Net Income, (b) Consolidated Non-cash Charges, (c) Consolidated Interest Expense and (d) Consolidated Income Tax Expense less (B) any non-cash items increasing Consolidated Net Income for such period.

               "Consolidated Fixed Charge Coverage Ratio" means, with respect to any person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such person for the four full fiscal quarters immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of such person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to, without duplication,
     (a) the incurrence of any Indebtedness of such person or any of its Subsidiaries (and the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Reference Period, and (b) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such person or one of its Subsidiaries (including any person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and
     (ii) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Reference Period. If such person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such person or such Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

               "Consolidated Fixed Charges" means, with respect to any person for any period, the sum of, without duplication, the amounts for such period of (i) Consolidated Interest Expense, (ii) the product of
     (a) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of Preferred Stock and Redeemable Capital Stock of such person and its Subsidiaries on a consolidated basis and (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such person, expressed as a decimal.

               "Consolidated Income Tax Expense" means, with respect to any person for any period, the provision for federal, state, local and foreign income taxes of such person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

               "Consolidated Interest Expense" means, with respect to any person for any period, without duplication, the sum of (i) the interest expense of such person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations, (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and
     (e) all accrued interest and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

               "Consolidated Net Income" means, with respect to any person, for any period, the consolidated net income (or loss) of such person and its Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordinary gains or losses, (ii) the portion of net income (but not losses) of such person and its Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by such person or one of its Subsidiaries, (iii) net income (or loss) of any person combined with such person or one of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss realized upon the termination of any employee pension benefit plan on an after tax basis, (v) gains or losses in respect of any Asset Sales by such person or one of its Subsidiaries, and (vi) the net income of any Subsidiary of such person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders.

               "Consolidated Net Tangible Assets" means the book value of the assets of the Company and its Subsidiaries (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, permits, goodwill and other intangible assets classified as such in accordance with GAAP) after all applicable deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization) less all liabilities of the Company and its Subsidiaries determined in accordance with GAAP.

               "Consolidated Net Worth" means, with respect to any person at any date, the consolidated stockholders' equity of such person less the amount of such stockholders' equity attributable to Redeemable Capital Stock of such person and its Subsidiaries, as determined in accordance with GAAP.

               "Consolidated Non-cash Charges" means, with respect to any person for any period, the aggregate depreciation, amortization and other non-cash expenses of such person and its Subsidiaries reducing Consolidated Net Income of such person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which required an accrual of or a reserve for cash charges for any future period).

               "consolidation" means, with respect to any person, the consolidation of the accounts of such person and each of its Subsidiaries if and to the extent the accounts of such person and each of its Subsidiaries would normally be consolidated with those of such person, all in accordance with GAAP. The term "consolidated" shall have a meaning correlative to the foregoing.

               "control" means, with respect to any specified person, the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

               "Corporate Trust Office" means the corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which on the date hereof is located in Boston, Massachusetts.

               "covenant defeasance" shall have the meaning set forth in Section 8.02.

               "Credit Agreement" means one or more credit agreements to which the Company is a party as any such credit agreement may be amended, supplemented or otherwise modified from time to time, including all exhibits and schedules thereto.

               "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.

               "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

               "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

               "Depository" means, with respect to the
     Securities issued in the form of one or more Global Securities, the Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

               "Event of Default" has the meaning set forth under Section 6.01 herein.

               "Excess Proceeds" shall have the meaning set forth in Section 4.13.

               "Exchange Act" means the Securities Exchange
     Act of 1934, as amended.

               "Fair Market Value" means, with respect to any asset, the price, as determined by the Board of Directors of the Company, acting in good faith, which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided, however, that with respect to any transaction which involves an asset or assets in excess of $5,000,000; such determination shall be evidenced by a Board Resolution delivered to the Trustee.

               "Final Maturity Date" means October 15, 2006.

               "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable from time to time and are consistently applied.

               "Global Security" means a security evidencing all or a part of the Securities issued to the Depository in accordance with Section 2.01 and bearing the legend prescribed in Exhibit C.

               "Guarantee" shall mean each guarantee created pursuant to Section 4.17.

               "guarantee" means, as applied to any
     obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

               "Guarantor" shall mean each person who delivers a Guarantee pursuant to Section 4.17 and shall include any successor replacing it pursuant to this Indenture, and thereafter means such successor.

               "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

               "Indebtedness" means, with respect to any person, without duplication, (a) all liabilities of such person for borrowed money or for the deferred purchase price of property or services, including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit, banker's acceptance or other similar credit transaction, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business and which are not overdue by more than 90 days, any trade letters of credit incurred in the ordinary course of business provided that reimbursement obligations with respect thereto are extinguished within 30 days of the incurrence thereof and any obligation to pay for utilities incurred in the ordinary course of business,
     (b) all obligations of such person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations and Operating Lease Obligations of such person, (e) all Indebtedness referred to in the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (f) all guarantees of Indebtedness referred to in this definition by such person, (g) all Redeemable Capital Stock of such person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends,
     (h) all obligations under or in respect of Currency Agreements and Interest Rate Protection Obligations of such person, (i) any Preferred Stock of any Subsidiary of such person valued at the sum of (without duplication)
     (A) the liquidation preference thereof, (B) any mandatory redemption payment obligations in respect thereof and (C) accrued dividends thereon, and (j) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (i) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

               "Indenture" means this Indenture, as amended, modified or supplemented from time to time.

               "Independent Financial Advisor" means a firm
     (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

               "interest" means, with respect to any Security, the amount of all interest accruing on such Security, including all interest accruing subsequent to the occurrence of any events specified in Sections 6.01(f) and (g) or which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

               "Initial Purchasers" means Smith Barney Inc.,
     First Chicago Capital Markets, Inc. and Dillon, Read &
     Co. Inc.

               "Interest Payment Date" means the Stated
     Maturity of an installment of interest on the Securities, as set forth therein.

               "Interest Rate Protection Agreement" means any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

               "Interest Rate Protection Obligations" means the obligations of any person under any Interest Rate
     Protection Agreement.

               "Investment" means, with respect to any person, any direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others and including, without limitation, a guarantee), or any purchase or acquisition by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other person.
     In addition, the Fair Market Value of the assets of any Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary shall be deemed to be an Investment made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude extensions of trade credit by the Company and its Subsidiaries in the ordinary course of business in accordance with normal trade practices of the Company or such Subsidiary, as the case may be.

               "Issue Date" means October 7, 1996; provided that, with respect to any Securities other than the Series 1 Securities, issued after October 7, 1996 as contemplated by Section 2.01 hereof, Issue Date, solely for purposes of calculating interest therein, shall be the date of original issuance of such Security.

               "legal defeasance" shall have the meaning set forth in Section 8.02.

               "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

               "Maturity Date" means, with respect to any Security, the date on which any principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

               "Moody's" means Moody's Investors Service, Inc.
     and its successors.

               "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company) net of
     (i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any person (other than the Company or any Subsidiary of the Company) owning a beneficial interest in the assets subject to the Asset Sale and
     (iv) appropriate amounts to be provided by the Company or any Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary of the Company, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

               "Note Agreement" has the meaning attributed to it in Section 4.15.

               "Officer" means the Chairman of the Board, the President, any Executive Vice President, any Vice
     President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of the Company.

               "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant
     Treasurer or Assistant Secretary of the Company and delivered to the Trustee.

               "Operating Lease Obligation" means any
     obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is not required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the Attributable Value with respect to such lease at such date.

               "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

               "Pari Passu Indebtedness" means Indebtedness of the Company which ranks pari passu in right of payment with the Securities.

               "Paying Agent" has the meaning set forth in
     Section 2.03, except that, for the purposes of Section
     4.12 and Section 4.13 and Articles Three and Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or any of their respective Affiliates.

               "Permitted Indebtedness" means the following
     Indebtedness (each of which shall be given independent effect):

                    (a) Indebtedness of the Company evidenced by the Series 1 Securities;

                    (b)  Indebtedness of the Company and its
               Subsidiaries outstanding on the Issue Date;

                    (c)  Indebtedness of the Company under any
               Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $200,000,000 less any permanent repayment thereof made in accordance with the provisions of Section 4.13;

                    (d)(i) Interest Rate Protection Obligations of the Company covering Indebtedness of the Company or a Subsidiary of the Company and (ii) Interest Rate Protection Obligations of any Subsidiary of the Company covering Indebtedness of such Subsidiary; provided, however, that, in the case of either clause (i) or (ii), the notional principal amount of any such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

                    (e) Indebtedness of a Wholly-Owned Subsidiary owed to and held by the Company or another Wholly-Owned Subsidiary, in each case which is not subordinated in right of payment to any Indebtedness of such Subsidiary, except that (i) any transfer of such Indebtedness by the Company or a Wholly-Owned Subsidiary (other than to the Company or to a Wholly-Owned Subsidiary) and (ii) the sale, transfer or other disposition by the Company or any Subsidiary of the Company of Capital Stock of a Wholly-Owned Subsidiary which is owed Indebtedness of another Wholly-Owned Subsidiary such that it ceases to be a Wholly-Owned Subsidiary of the Company shall, in each case, be an incurrence of Indebtedness by such Subsidiary subject to the other provisions of Section 4.08;

                    (f)  Indebtedness of the Company owed to and
               held by a Wholly-Owned Subsidiary of the Company which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under this Indenture and the Securities except that (i) any transfer of such Indebtedness by a Wholly-Owned Subsidiary of the Company (other than to another Wholly-Owned Subsidiary of the Company) and (ii) the sale, transfer or other disposition by the Company or any Subsidiary of the Company of Capital Stock of a Wholly-Owned Subsidiary which holds Indebtedness of the Company such that it ceases to be a Wholly-Owned Subsidiary shall, in each case, be an incurrence of Indebtedness by the Company, subject to the other provisions of Section 4.08;

                    (g)  Indebtedness under Currency Agreements;
               provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                    (h) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of the Company's obtaining knowledge of the incurrence thereof;

                    (i) Indebtedness of the Company or any of its Subsidiaries represented by (x) letters of credit for the account of the Company or such Subsidiary, as the case may be, or (y) other obligations to reimburse third parties pursuant to any surety bond or other similar arrangement, which letters of credit or other obligations, as the case may be, are intended to provide security for workers' compensation claims, payment obligations in connection with self-insurance or other similar requirements in the ordinary course of business;

                    (j) Indebtedness of the Company in addition to that described in clauses (a) through (i) above, in an aggregate principal amount outstanding at any time not exceeding $15,000,000; and

                    (k)(i)Indebtedness of the Company the proceeds
               of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of the Company or any of its Subsidiaries and (ii) Indebtedness of any Subsidiary of the Company the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of such Subsidiary, in each case other than Indebtedness, if any, refinanced, redeemed or retired with net proceeds from the issuance of the Securities or incurred under clause (c), (d), (e), (f), (g), (h),
               (i) or (j) above; provided, however, that (x) the principal amount of Indebtedness incurred pursuant to this clause (k) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of Directors of the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith,
               (y) in the case of Indebtedness incurred by the Company pursuant to this clause (k) to refinance Subordinated Indebtedness, such Indebtedness (A) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Securities and (B) is subordinated to the Securities in the same manner and to the same extent that the Subordinated Indebtedness being refinanced is subordinated to the Securities and (z) in the case of Indebtedness incurred by the Company pursuant to this clause (k) to refinance Pari Passu Indebtedness, such Indebtedness (A) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Securities and (B) constitutes Pari Passu Indebtedness or Subordinated Indebtedness.

               "Permitted Investments" means any of the following: (i) Investments in any Wholly-Owned Subsidiary of the Company (including any person that pursuant to such Investment becomes a Wholly-Owned Subsidiary of the Company) and any person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or any Wholly-Owned Subsidiary of the Company at the time such Investment is made; (ii) Investments in Cash Equivalents;
     (iii) Investments in deposits with respect to leases or utilities provided to third parties in the ordinary course of business; (iv) Investments in the Securities;
     (v) Investments in Currency Agreements on commercially reasonable terms entered into by the Company or any of its Subsidiaries in the ordinary course of business in connection with the operations of the business of the Company or its Subsidiaries to hedge against fluctuations in foreign exchange rates; (vi) loans or advances to officers, employees or consultants of the Company and its Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and its Subsidiaries (including travel and moving expenses) not in excess of $2,000,000 in the aggregate at any one time outstanding; (vii) Investments in evidences of Indebtedness, securities or other property received from another person by the Company or any of its Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such person held by the Company or any of its Subsidiaries, or for other liabilities or obligations of such other person to the Company or any of its Subsidiaries that were created, in accordance with the terms of this Indenture; (viii) Investments in Interest Rate Protection Agreements on commercially reasonable terms entered into by the Company or any of its Subsidiaries in the ordinary course of business in connection with the operations of the business of the Company or its Subsidiaries to hedge against fluctuations in interest rates; (ix) loans or advances made to customers in the ordinary course of business; provided, however, that the net proceeds of such loans or advances are used to purchase footwear products of the Company and the aggregate principal amount of such loans and advances outstanding shall not at any time exceed $8,000,000.

               "Permitted Liens" means the following types of
     Liens:
                    (a)  Liens for taxes, assessments or
               governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or any of its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

                    (b)  statutory or other similar Liens of
               landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law and incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                    (c)  Liens incurred or deposits made in the
               ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                    (d) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                    (e)  Easements, rights-of-way, zoning
               restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company of any of its Subsidiaries;

                    (f)  any interest or title of a lessor under
               any Capitalized Lease Obligation or operating lease;

                    (g)  purchase money Liens to finance the
               acquisition or construction of property or assets of the Company or any Subsidiary of the Company acquired or constructed in the ordinary course of business; provided, however, that (i) the related purchase money Indebtedness shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets so acquired or constructed and (ii) the Lien securing such Indebtedness either (x) exists at the time of such acquisition or construction or
               (y) shall be created within 90 days of such acquisition or construction;

                    (h)  Liens in favor of customs and revenue
               authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                    (i) Liens on inventory securing the Company's reimbursement obligations under a trade letter of credit entered into to finance the purchase of such inventory; provided, however, that such Liens are released no later than fifteen days after the draw down on such trade letter of credit used to finance the purchase of such inventory; and

                    (j)  Liens on tangible assets securing
               Indebtedness representing the Attributable Value of a Sale-Leaseback Transaction provided that the aggregate fair market value (valued in good faith by the Board of Directors of the Company) of such tangible assets subject to such Liens shall not exceed, on the date of creation of any such Lien, 5% of the Consolidated Net Tangible Assets of the Company.

               "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof.

               "Physical Securities" has the meaning provided in Section 2.01.

               "Predecessor Security" means, with respect to any particular Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.07 hereof in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

               "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of such person's preferred or preference stock, whether now outstanding or issued after the date of this Indenture, and including, without limitation, all classes and series of preferred or preference stock of such person.

               "principal" means, with respect to any debt security, the principal of the security plus, when appropriate, the premium, if any, on the security and any interest on overdue principal.

               "Private Placement Legend" means the legend initially set forth on the Securities in the form set forth in Exhibit B.

               "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

               "Record Date" shall have the meaning attributed to it in the Securities.

               "Redeemable Capital Stock" means any shares of any class or series of Capital Stock that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Stated Maturity with respect to the principal of any Security or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity.

               "Redemption Date" means, with respect to any Security to be redeemed, the date fixed by the Company for such redemption pursuant to this Indenture and the Securities.

               "Redemption Price" means, with respect to any Security to be redeemed, the price fixed for such redemption pursuant to the terms of this Indenture and the Securities.

               "Registrar" has the meaning set forth in
     Section 2.03.

               "Registration Rights Agreement" means the
     Registration Rights Agreement dated as of the Issue Date among the Company and the Initial Purchasers or any other registration rights agreement entered into after the Issue Date granting registration rights to holders of Securities.

               "Registration Statement" means any Registration
     Statement defined in the Registration Rights Agreement.

               "Regulation S" means Regulation S under the
     Securities Act.

               "Restricted Payment" has the meaning set forth in Section 4.09.

               "Restricted Security" has the meaning set forth in Section 2.01.

               "Rule 144A" means Rule 144A under the
     Securities Act.

               "Sale-Leaseback Transaction" of any person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such person of any property or asset of such person which has been or is being sold or transferred by such person after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

               "SEC" means the Securities and Exchange
     Commission, as from time to time constituted, or if at any time after the execution of the Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

               "Securities" means the securities that are issued under this Indenture, as amended or supplemented from time to time pursuant to this Indenture.

               "Securities Act" means the Securities Act of
     1933, as amended from time to time.

               "Series 1 Securities" means the $100,000,000 aggregate principal amount of 9-1/2% Senior Notes due 2006, of the Company issued pursuant to this Indenture on October 7, 1996.

               "Significant Subsidiary" shall have the same meaning as in Rule 1.02(v) of Regulation S-X under the Securities Act.

               "S&P" means Standard & Poor's Corporation, and its successors.

               "Stated Maturity" means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

               "Subordinated Indebtedness" means Indebtedness of the Company which is expressly subordinated in right of payment to the Securities.

               "Subsidiary" means, with respect to any person,
     (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries thereof and (ii) any other person (other than a corporation), including, without limitation, a joint venture, in which such person, one or more Subsidiaries thereof or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other person performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be deemed a Subsidiary of the Company under this Indenture, other than for purposes of the definition of an Unrestricted Subsidiary, unless the Company shall have designated an Unrestricted Subsidiary as a "Subsidiary" by written notice to the Trustee under this Indenture, accompanied by an Officers' Certificate as to compliance with the Indenture; provided, however, that the Company shall not be permitted to designate any Unrestricted Subsidiary as a Subsidiary unless, after giving pro forma effect to such designation, (i) the Company would be permitted to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.08 (assuming a market rate of interest with respect to such Indebtedness) and
     (ii) all Indebtedness and Liens of such Unrestricted Subsidiary would be permitted to be incurred by a Subsidiary of the Company under this Indenture. A designation of an Unrestricted Subsidiary as a Subsidiary may not thereafter be rescinded.

               "Surviving Entity" shall have the meaning set forth in Section 5.01.

               "TIA" means the Trust Indenture Act of 1939 (15
     U.S. Code Sec. 77aaa-77bbbb) as in effect on the Issue
     Date.

               "Trust Officer" means any officer in the Corporate Trust Administration of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

               "Trustee" means the party named as such in this Indenture until a successor replaces such party (or any previous successor) in accordance with the provisions of this Indenture, and thereafter means such successor.

               "Unrestricted Subsidiary" means a Subsidiary of the Company other than a Guarantor (i) none of whose properties or assets were owned by the Company or any of its Subsidiaries prior to the Issue Date, other than any such assets as are transferred to such Unrestricted Subsidiary in accordance with Section 4.09 hereof,
     (ii) whose properties and assets, to the extent that they secure Indebtedness, secure only Non-Recourse Indebtedness and (iii) which has no Indebtedness other than Non-Recourse Indebtedness. As used above, "Non-Recourse Indebtedness" means Indebtedness as to which
     (i) neither the Company nor any of its Subsidiaries (other than the relevant Unrestricted Subsidiary or another Unrestricted Subsidiary) (1) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness),
     (2) guarantees or is otherwise directly or indirectly liable or (3) constitutes the lender (in each case, other than pursuant to and in compliance with Section 4.09) and
     (ii) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against the relevant Unrestricted Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its Subsidiaries (other than Unrestricted Subsidiaries) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

               "U.S. Government Obligations" shall have the meaning set forth in Section 8.02.

               "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

               "Wholly-Owned Subsidiary" means any Subsidiary of the Company of which 100% of the outstanding Capital Stock is owned by the Company, one or more Wholly-Owned Subsidiaries of the Company or by the Company and one or more Wholly-Owned Subsidiaries of the Company. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

               Section 1.02   Incorporation by Reference of
                              Trust Indenture Act.

               Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

               "Commission" means the SEC;

               "indenture securities" means the Securities and any Guarantees;

               "indenture security holder" means a
               Securityholder or Holder;

               "indenture to be qualified" means this
               Indenture;

               "indenture trustee" or "institutional trustee" means the Trustee; and

               "obligor" on the indenture securities means the Company, any Guarantor or any other obligor on the Securities or the Guarantees, if any.

               All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

              Section 1.03   Rules of Construction.

               For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                    (a)  a term has the meaning assigned to it;

                    (b) words in the singular include the plural, and words in the plural include the singular;

                    (c)  "or" is not exclusive;

                    (d) provisions apply to successive events and transactions;

                    (e) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                    (f)  the words "herein", "hereof" and
               "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
               and

                    (g) all references to $ or dollars shall refer to the lawful currency of the United States of America.


                         ARTICLE TWO

                        THE SECURITIES

               2.01  Issuance of Securities.

               The aggregate principal amount of Securities which may be outstanding at any time under this Indenture may not exceed $150,000,000 outstanding at any time, except to the extent permitted by Section 2.07. The Securities are being issued in one or more series. Upon the execution and delivery of this Indenture, Series 1 Securities in an aggregate principal amount of $100,000,000 are being executed by the Company and delivered to the Trustee for authentication. From time to time thereafter the Company may, without limitation, also issue under this Indenture additional Securities of the same tenor as the Series 1 Securities so that such additional Securities, together with the Series 1 Securities and any other prior issued series of Securities, shall form a single series; provided that with respect to any such additional Securities the Issue Date solely for purposes of calculating interest thereon shall be the date of original issuance of such Security and interest thereon shall accrue as and from such Issue Date thereof. The Securities of each series and the Trustee's certificate of authentication thereon shall be in substantially the form of Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture (including notations relating to any Guarantees) and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Securities, as evidenced by their execution thereof. The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

               Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Securities in registered form, deposited with the Trustee, as custodian for the Depository, and shall bear the legend set forth on Exhibit C. The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

               Securities offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Securities offered and sold in reliance on Rule 144A may be issued, in the form of certificated Securities in registered form (the "Physical Securities").

               Securities, the offer and sale of which are registered pursuant to the Securities Act may be either
     Global Securities or Physical Securities.

               Unless and until a Security (i) is sold under an effective Registration Statement or (ii) is exchanged for a Security containing terms substantially identical to such Security in connection with an effective Registration Statement, in each case as provided for in the Registration Rights Agreement, then each Security shall be deemed to be a "Restricted Security" and shall bear the Private Placement Legend set forth in Exhibit B hereto.

               The definitive Securities shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the Officers executing such Securities, as evidenced by their execution of such Securities. Each Security shall be dated the date of its authentication.

               The terms and provisions contained in the form of the Securities, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

               Section 2.02   Execution and Authentication.

               Two Officers shall execute the Securities of each series on behalf of the Company by either manual or facsimile signature. The Company's seal may, but need not, be impressed, affixed, imprinted or reproduced on the Securities.

               If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security or at any time thereafter, the Security shall be valid nevertheless.

               A Security shall not be valid until an
     authorized signatory of the Trustee manually signs the certificate of authentication on the Security. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

               The Trustee shall authenticate (i) Securities for original issue and (ii) Securities from time to time for issue only in exchange for a like principal amount of Securities as contemplated by the Registration Rights Agreement, in each case upon a written order of the Company in the form of an Officers' Certificate signed by two Officers of the Company directing the Trustee to authenticate the Securities. The Officers' Certificate shall certify that all conditions precedent to the issuance of the Securities contained herein have been complied with, specify the amount of Securities to be authenticated, the series of Securities and the date on which the Securities are to be authenticated.

               With the prior written approval of the Company, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with the Company or with any of the Company's Affiliates.

               Section 2.03   Registrar and Paying Agent.

               The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan, City of New York, State of New York) where Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency (which shall be located in the Borough of Manhattan, City of New York, State of New York) where Securities may be presented for payment of principal, premium, if any, and interest (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. Except as otherwise expressly provided in this Indenture, the Company or any Affiliate thereof may act as Paying Agent.

               The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Registrar or Paying Agent. The Company shall notify the Trustee of the name and address of any such Registrar or Paying Agent. If the Company fails to maintain a Registrar, Paying Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.08.

               The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities.

              Section 2.04   Paying Agent To Hold Money in
                              Trust.

               Each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Securities and the Company and the Paying Agent shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as paying agent. The Company at any time may require a Paying Agent to distribute all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Default upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds distributed. Upon doing so, the Paying Agent (other than an obligor on the Securities or any Guarantees) shall have no further liability for the money so paid over to the Trustee.

               Section 2.05   Securityholder Lists.

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Sec. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

               Section 2.06   Transfer and Exchange.

               Subject to the provisions of Sections 2.15 and 2.16, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's request. No service charge shall be made for any transfer, exchange or redemption, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.02, 2.10, 3.06, 4.12, 4.13 or
     9.05). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part.

               Any Holder of a Global Security shall by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book entry system.

               Section 2.07   Replacement Securities.

               If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Paying Agent or Registrar from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security is an additional obligation of the Company.

               Section 2.08   Outstanding Securities.

               Subject to Section 2.09, Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

               If a Security is replaced pursuant to Section
     2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

               If on a Redemption Date or a Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds cash or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date, and is not prohibited from paying such cash or U.S. Government Obligations to the Holders of such Securities pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue.

               Section 2.09   Treasury Securities.

               In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows or has reason to know are so owned shall be disregarded.

               Section 2.10   Temporary Securities.

               Until definitive Securities are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

               Section 2.11   Cancellation.

               The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall promptly cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

               Section 2.12   Defaulted Interest.

               If the Company defaults on a payment of
     interest on the Securities, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

               Section 2.13   CUSIP Number.

               The Company in issuing the Securities of each series may use a "CUSIP" number (if then generally in use) with respect to each such series, and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any change in the CUSIP number.

               Section 2.14   Deposit of Moneys.

               Prior to 11:00 a.m. New York City time on each Interest Payment Date and Maturity Date, the Company shall have either delivered by wire transfer or check such interest or principal and interest, as the case may be to Holders at such Holders registered address or deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

               Section 2.15   Book-Entry Provisions for Global
                              Securities.

               (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C.

               Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

               (b)  Transfers of Global Securities shall be
     limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Securities.

               (c) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

               (d)  Any Physical Security constituting a
     Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph (b) or (c) of this Section 2.15 shall, except as otherwise provided by
     Section 2.16, bear the Private Placement Legend.

               (e)  The Holder of any Global Security may
     grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

               SECTION 2.16   Registration of Transfers and
                              Exchanges.

               (a)  Transfer and Exchange of Physical
     Securities. When Physical Securities are presented to the Registrar with a request:

                       (i)    to register the transfer of the Physical
                  Securities; or

                      (ii) to exchange such Physical Securities for an equal number of Physical Securities of other authorized denominations,

     the Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this Section 2.16 for such transactions are met; provided, however, that the Physical Securities presented or surrendered for registration of transfer or exchange:

                       (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                      (II) in the case of Physical Securities the offer and sale of which have not been registered under the Securities Act, such Physical Securities shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

                       (A)  if such Physical Security is being
                    delivered to the Registrar by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect (in substantially the form of Exhibit D hereto); or

                       (B)  if such Physical Security is being
                    transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto); or

                       (C)  if such Physical Security is being
                    transferred to an Institutional Accredited
                    Investor, delivery of a certification to that effect (in substantially the form of Exhibit D hereto) and a Transferee Certificate for Institutional Accredited Investors in substantially the form of Exhibit E hereto; or

                       (D)  if such Physical Security is being
                    transferred in reliance on Regulation S, delivery of a certification to that effect (in substantially the form of Exhibit D hereto) and a Transferee Certificate for Regulation S Transfers in substantially the form of Exhibit F hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                       (E)  if such Physical Security is being
                    transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (in substantially the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                       (F)  if such Physical Security is being
                    transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act.

               (b)  Restrictions on Transfer of a Physical
     Security for a Beneficial Interest in a Global Security. A Physical Security which is a Restricted Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Physical Security which is a Restricted Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with:

                       (A)  a certification, in substantially the
                    form of Exhibit D hereto, that such Physical
                    Security is being transferred to a Qualified
                    Institutional Buyer; and

                       (B)  written instructions directing the
                    Registrar to make, or to direct the Depository to make, an endorsement on the Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security, then the Registrar shall cancel such Physical Security and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar, the number of Securities represented by the Global Security to be increased accordingly. If no Global Security is then outstanding, the Company shall issue and the Trustee shall upon written instructions from the Company authenticate a new Global Security in the appropriate amount.

               (c)  Transfer and Exchange of Global
     Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor.

               (d)  Transfer of a Beneficial Interest in a
     Global Security for a Physical Security.

                       (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Physical Security. Upon receipt by the Registrar of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Securities the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

                       (A)  if such beneficial interest is being
                    transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (in substantially the form of Exhibit D hereto); or

                       (B)   if such beneficial interest is being
                    transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto); or .

                       (C)  if such beneficial interest is being
                    transferred to an Institutional Accredited
                    Investor, delivery of a certification to that effect (in substantially the form of Exhibit D hereto) and a Certificate for Institutional Accredited Investors in substantially the form of Exhibit E hereto; or

                       (D)  if such beneficial interest is being
                    transferred in reliance on Regulation S, delivery of a certification to that effect (in substantially the form of Exhibit D hereto) and a Transferee Certificate for Regulation S Transfers in substantially the form of Exhibit F hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                       (E)  if such beneficial interest is being
                    transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (in substantially the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                       (F)  if such beneficial interest is being
                    transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar, the aggregate amount of the Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee will authenticate and deliver to the transferee a Physical Security.

                      (ii)    Securities issued in exchange for a
                  beneficial interest in a Global Security pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar in writing. The Registrar shall deliver such Physical Securities to the Persons in whose names such Physical Securities are so registered.

               (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

               (f)  Private Placement Legend.  Upon the
     transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

               (g) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

               The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

               SECTION 2.17   Designation.

               The Indebtedness evidenced by the Securities is hereby irrevocably designated as "senior indebtedness" or such other term denoting seniority for the purposes of any future Indebtedness of the Company which the Company makes subordinate to any senior indebtedness or such other term denoting seniority.


                        ARTICLE THREE

                   REDEMPTION OF SECURITIES

               Section 3.01   Notices to the Trustee.

               If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee of the Redemption Date and principal amount of Securities to be redeemed.

               The Company shall give notice of redemption to the Trustee at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

               Section 3.02   Selection of Securities To Be
                              Redeemed.

               If less than all the Securities are to be redeemed, the particular Securities or portions thereof to be redeemed shall be selected from the outstanding Securities not previously called for redemption in such manner as complies with the requirements of the principal national securities exchange, if any, on which the Securities being redeemed are listed or, if the Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee considers to be fair and appropriate. The amounts to be redeemed shall be equal to $1,000 or any integral multiple thereof.

               The Trustee shall promptly notify the Company and the Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

               For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

               Section 3.03   Notice of Redemption.

               Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder appearing in the Security register maintained by the Registrar.

               All notices of redemption shall identify the Securities to be redeemed and shall state:

                    (1)  the Redemption Date;

                    (2)  the Redemption Price and the amount of
                         accrued interest, if any, to be paid on
                         the Securities called for redemption;

                    (3)  that, unless the Company defaults in
                         making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

                    (4) if any Security is to be redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Security to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such original Security to the Paying Agent, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder;

                    (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent;

                    (6) the CUSIP number, if any, relating to such Securities, but no representation is made as to the correctness or accuracy of any such CUSIP numbers; and

                    (7) the paragraph of the Securities pursuant to which the Securities are being redeemed.

               Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company with written notice to the Trustee or, at the Company's written request, by the Trustee in the name and at the expense of the Company.

               Section 3.04   Effect of Notice
                              of Redemption.

               Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price plus accrued interest to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Securities.

               Section 3.05   Deposit of Redemption Price.

               On or prior to any Redemption Date, the Company shall deposit with the Paying Agent an amount of money in same day funds sufficient to pay the Redemption Price of, and accrued interest on, all the Securities or portions thereof which are to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

               If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment. If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, and, to the extent lawful, accrued interest thereon shall, until paid, bear interest from the Redemption Date at the rate provided in the Securities.

               Section 3.06   Securities Redeemed or Purchased
                              in Part.

               Upon surrender to the Paying Agent of a
     Security which is to be redeemed in part, the Company shall execute, any Guarantor shall Guarantee and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities (accompanied by a notation of Guarantee duly endorsed by any Guarantor), of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed.


                         ARTICLE FOUR

                          COVENANTS

               Section 4.01   Payment of Securities.

               The Company will pay, or cause to be paid, the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or any Affiliate thereof) holds on that date money designated and set aside for and sufficient to pay the installment in a timely manner and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

               The Company will pay interest on overdue principal at the rate and in the manner provided in the Securities; it shall pay interest on overdue installments of interest at the same rate and in the same manner, to the extent lawful.

               Section 4.02   Maintenance of Office or Agency.

               The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 10.02.

               The Company may also from time to time
     designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

               The Company hereby initially designates the office of the Trustee located at State Street Bank and Trust Company, National Association, 61 Broadway, New
     York, New York 10006, Attn:  Corporate Trust Window -
     Concourse Level, as such office of the Company in accordance with this Section 4.02.

               Section 4.03   Corporate Existence.

               Subject to Article Five, the Company shall do or cause to be done all things necessary to and will cause each of its Subsidiaries to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Significant Subsidiaries; provided, however, that the Company or any of its Subsidiaries shall not be required to preserve any such rights, licenses or franchises if the Board of Directors of the Company shall reasonably determine that (x) the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and (y) the loss thereof is not materially adverse to either the Company and its Subsidiaries taken as a whole or to the ability of the Company to otherwise satisfy its obligations hereunder.

               Section 4.04   Payment of Taxes and Other
                              Claims.

               The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Company.

               Section 4.05   Maintenance of Properties;
                              Insurance; Books and Records;
                              Compliance with Law.

               (a) The Company shall, and shall cause each of its Subsidiaries to, cause all properties and assets to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall, in the judgment of the Company, be reasonably necessary for the proper conduct of its business; provided, however, that nothing in this Section 4.05(a) shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties or assets if such discontinuance is desirable in the conduct of its business and if such discontinuance is not materially adverse to either the Company and its Subsidiaries taken as a whole or the ability of the Company to otherwise satisfy its obligations hereunder.

               (b) The Company shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurers such insurance as may be required by law (other than with respect to any environmental impairment liability insurance not commercially available) and such other insurance to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated (which may include self-insurance in the same form as is customarily maintained by companies similarly situated).

               (c) The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all business and financial transactions of the Company and each Subsidiary of the Company and reflect on its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

               (d) The Company shall and shall cause each of its Subsidiaries to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

               Section 4.06   Compliance
                              Certificate.

               (a)  The Company will deliver to the Trustee
     within 60 days after the end of each of the Company's first three fiscal quarters and within 95 days after the end of the Company's fiscal year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default under this Indenture by the Company. If they do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 4.06(a) shall be for the first fiscal quarter of the Company beginning after the Issue Date. The Company shall also deliver a certificate to the Trustee at least annually from its principal executive, financial or accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice provided herein.

               (b) The Company shall deliver to the Trustee within 95 days after the end of each fiscal year a written statement by the Company's independent certified public accountants stating (A) that their audit examination has included a review of the terms of this Indenture, the Securities and the Credit Agreement as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default under this Indenture or an event which, with notice or lapse of time or both, would constitute a default under the Credit Agreement has come to their attention and, if such a Default, Event of Default or event under the Credit Agreement has come to their attention, specifying the nature and period of existence thereof; provided, however, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default, Event of Default or event that would not be disclosed in the course of an audit examination conducted in accordance with GAAP.

               (c) The Company will deliver to the Trustee as soon as possible, and in any event within 5 days after the Company becomes aware or should reasonably have become aware of the occurrence of any Default, Event of Default or an event which, with notice or lapse of time or both, would constitute a default by the Company under the Credit Agreement, an Officers' Certificate specifying such Default, Event of Default or event and what action the Company is taking or proposes to take with respect thereto.

               Section 4.07   SEC Reports.

               The Company shall file with the SEC the annual reports, quarterly reports and the information, documents and other reports required to be filed with the SEC pursuant to Sections 13 and 15 of the Exchange Act, whether or not the Company has a class of securities registered under the Exchange Act. In accordance with the provisions of TIA Sec. 314(a), the Company shall file with the Trustee, within 15 days after it files them with the SEC (or if such filing is not permitted under the Exchange Act, 15 days after the Company would have been required to make such filing), copies of such annual reports, quarterly reports, information, documents and other reports filed with the SEC. The Company also shall comply with the other provisions of TIA Sec. 314(a). To the extent the Company does not file such reports, information, documents or other reports with the SEC it shall provide or cause the Trustee to provide them to each Holder of Securities with 15 days after the Company would have been required to file such reports or other documents with the SEC. In addition, the Company shall provide any such report or document to any holder or prospective purchaser of Securities who so requests.

               Section 4.08   Limitation on Indebtedness.

                    The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise with respect to, (collectively, to "incur") any Indebtedness (including, without limitation, any
     Acquired Indebtedness), other than Permitted
     Indebtedness; provided, however, that the Company will be permitted to incur Indebtedness (including, without limitation, Acquired Indebtedness) if at the time of such incurrence, and after giving pro forma effect thereto, the Consolidated Fixed Charge Coverage Ratio of the Company is at least equal to 2.25 to 1.00 if the date of such incurrence is on or prior to October 7, 1998 and 2.50 to 1.00 if the date of such incurrence is thereafter.

                   Section 4.09   Limitation on Restricted
                                   Payments.

               The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

                    (1)  declare or pay any dividend or make any
                         other distribution or payment on or in
                         respect of Capital Stock of the Company or any of its Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any of its Subsidiaries (other than (x) dividends or distributions payable solely in Capital Stock of the Company (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock), (y) the declaration or payment of dividends or other distributions to the extent declared or paid to the Company or any Subsidiary of the Company and (z) the declaration or payment of dividends or other distributions by any Subsidiary of the Company to all holders of Common Stock of such Subsidiary on a pro rata basis),

                    (2)  purchase, redeem, defease or otherwise
                         acquire or retire for value any Capital
                         Stock of the Company or any of its
                         Subsidiaries (other than any such Capital
                         Stock owned by the Company or a
                         Wholly-Owned Subsidiary of the Company),

                    (3)  make any principal payment on, or
                         purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness (other than any such Indebtedness owned by the Company or a Wholly-Owned Subsidiary of the Company), or

                    (4)  make any Investment (other than any
                         Permitted Investment) in any person

     (such payments or Investments described in the preceding clauses (a), (b), (c) and (d) are collectively referred to as "Restricted Payments"), unless, subject to the last sentence of this paragraph, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to such Restricted Payment), (A) no Default or Event of Default shall have occurred and be continuing, (B) immediately prior to and after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.08 (assuming a market rate of interest with respect to such additional Indebtedness) and (C) the aggregate amount of all Restricted Payments declared or made from and after the Issue Date would not exceed the sum of (1) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter of the Company during which the Issue Date occurs and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment, which period shall be treated as a single accounting period (or, if such aggregate cumulative Consolidated Net Income of the Company for such period shall be a deficit, minus 100% of such deficit) plus (2) the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date from any person (other than a Subsidiary of the Company) or
     (y) from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock, but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock)) of the Company to any person (other than to a Subsidiary of the Company) after the Issue Date plus (3) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date (excluding any Investment described in clause (iv) of the following paragraph), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment plus (4) $20,000,000. For purposes of the preceding clause (C)(2), the value of the aggregate net proceeds received by the Company upon the issuance of Capital Stock upon the conversion of convertible Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental cash amount received by the Company upon the conversion or exercise thereof. Notwithstanding the foregoing, with respect to any Restricted Payment consisting solely of a dividend on the Company's Common Stock, the Company need not comply with the restrictions contained in the foregoing clause (B).

               None of the foregoing provisions will prohibit
     (i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph; (ii) so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Subsidiary of the Company in exchange for, or out of the net cash proceeds of, a substantially concurrent
     (x) capital contribution to the Company from any person (other than a Subsidiary of the Company) or (y) issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement are excluded from clause (C)(2) of the preceding paragraph; (iii) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Company from any person (other than a Subsidiary of the Company) or (y) issue and sale of (1) Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement are excluded from clause (C)(2) of the preceding paragraph; or (2) Indebtedness of the Company issued to any person (other than to a Subsidiary of the Company) so long as such Indebtedness is Subordinated Indebtedness which
     (x) has no Stated Maturity earlier than the 91st day after the Final Maturity Date, (y) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Securities and
     (z) is subordinated to the Securities in the same manner and at least to the same extent as the Subordinated Indebtedness so purchased, exchanged, redeemed, acquired or retired; (iv) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with Section 4.13; (v) so long as no Default or Event of Default has occurred and is continuing, repurchases by the Company of Common Stock of the Company from employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not exceeding $2,000,000 in any calendar year; and (vi) as long as no Default or Event of Default shall have occurred and be continuing, Investments in joint ventures, partnerships or other persons that are not Wholly-Owned Subsidiaries and that are engaged in a business similar or complementary to the business of the Company on the Issue Date; provided, however, that the aggregate amount of such net Investments outstanding at any such time shall not exceed $8,000,000 and the aggregate amount of any such Investments made during any consecutive twelve month period shall not exceed $4,000,000. In computing the amount of Restricted Payments previously made for purposes of clause (C) of the preceding paragraph, Restricted Payments made under the preceding clauses (i) and (v) shall be included and clauses (ii), (iii), (iv) and (vi) shall not be so included.

               Section 4.10   Limitation on
                              Issuances and Sale of Preferred
                              Stock by Subsidiaries.

               The Company (a) will not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or a Wholly-Owned Subsidiary of the Company) and (b) will not permit any person (other than the Company or a Wholly-Owned Subsidiary of the Company) to own any Preferred Stock of any Subsidiary of the Company; provided, however, that this covenant shall not prohibit the issuance and sale of (x) all, but not less than all, of the issued and outstanding Capital Stock of any Subsidiary of the Company owned by the Company or any of its Subsidiaries in compliance with the other provisions of this Indenture (including, without limitation, Section 4.13) or (y) directors' qualifying shares or investments by foreign nationals mandated by applicable law.

               Section 4.11   Limitation on Liens.

               The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, unless
     (x) in the case of Liens securing Subordinated Indebtedness, the Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (y) in all other cases, the Company or any of its Subsidiaries, as the case may be, secures the Securities on an equal and ratable basis, except for (a) Liens existing as of the Issue Date;
     (b) Liens securing the Securities or any Guarantee;
     (c) Liens in favor of the Company; (d) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so refinanced; and
     (e) Permitted Liens.

               Section 4.12   Change of Control.

               Upon the occurrence of a Change of Control (the date of such occurrence, the "Change of Control Date"), the Company will notify the Holders of Securities in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") on a Business Day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the Change of Control Date all Securities then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date.

               Notice of a Change of Control Offer shall be mailed by the Company not later than the 30th day after the Change of Control Date to the Holders of Securities at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Change of Control Purchase Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

                    (1) that the Change of Control Offer is being made pursuant to this Section 4.12 and that all Securities validly tendered into the Change of Control Offer and not withdrawn will be accepted for payment;

                    (2) the purchase price (including the amount of accrued interest, if any) for each Security, the Change of Control Purchase Date and the date on which the Change of Control Offer expires;

                    (3) that any Security not tendered for payment will continue to accrue interest in accordance with the terms thereof;

                    (4) that, unless the Company shall default in the payment of the purchase price, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

                    (5) that Holders electing to have Securities purchased pursuant to a Change of Control Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Purchase Date and must complete any form of letter of transmittal proposed by the Company and reasonably acceptable to the Trustee and the Paying Agent;

                    (6)  that Holders of Securities will be
                         entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Purchase Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing its election to have such Securities purchased;

                    (7)  that Holders whose Securities are
                         purchased only in part will be issued
                         Securities equal in principal amount to
                         the unpurchased portion of the Securities surrendered;

                    (8) the instructions that Holders must follow in order to tender their Securities; and

                    (9) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not then permitted to file any such reports with the SEC, the comparable reports prepared pursuant to
                         Section 4.07), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control Offer as would be material to a Holder of Securities in connection with the decision of such Holder as to whether or not it should tender Securities pursuant to the Change of Control Offer.

               On the Change of Control Purchase Date, the
     Company shall (i) accept for payment Securities or portions thereof validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date.

               The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

               The Company shall comply, to the extent
     applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations in connection with the repurchase of Securities pursuant to a Change of Control Offer.

               Section 4.13   Disposition of
                              Proceeds of Asset Sales.

               The Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless (a) the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 75% of such consideration consists of cash or Cash Equivalents. To the extent the Net Cash Proceeds of any Asset Sale are not required to be applied to repay, and permanently reduce the commitments under, the Credit Agreement, as required by the terms thereof, or are not so applied, the Company or such Subsidiary, as the case may be, may, within 180 days of such Asset Sale, apply the Net Cash Proceeds from such Asset Sale to an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Subsidiaries existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"). Any Net Cash Proceeds from any Asset Sale that are neither used to repay, and permanently reduce the commitments under, the Credit Agreement, nor invested in, Replacement Assets within the 180 day period described above constitute "Excess Proceeds" subject to disposition as provided below.

               When the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company shall make an offer (an "Asset Sale Offer") to purchase from all Holders, on a day not more than 40 Business Days thereafter (the "Asset Sale Purchase Date"), the maximum principal amount (expressed as a multiple of $1,000) of Securities that may be purchased with the aggregate Excess Proceeds at a price, payable in cash, equal to 100% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the purchase date (the "Asset Sale Offer Price"); provided, however, that the Company may, at the time that it makes any such Asset Sale Offer, also offer to purchase at a price in cash equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the purchase date, any Pari Passu Indebtedness which was outstanding on the Issue Date (a "Pari Passu Asset Sale Offer") and to the extent the Company so elects to make a Pari Passu Asset Sale Offer, the Securities and such Pari Passu Indebtedness shall be purchased pursuant to such Asset Sale Offer and Pari Passu Asset Sale Offer, respectively, on a pro rata basis based on the aggregate principal amount of Securities and such Pari Passu Indebtedness then outstanding. To the extent that the aggregate principal amount of Securities tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds or, to the extent the Company elects to make a Pari Passu Asset Sale Offer, the Securities' pro rata share of such Excess Proceeds, the Company may use such deficiency for general corporate purposes. To the extent that the aggregate principal amount of Pari Passu Indebtedness tendered pursuant to a Pari Passu Asset Sale Offer is less than such Pari Passu Indebtedness' pro rata share of such Excess Proceeds, the Company shall use such remaining Excess Proceeds to purchase any Securities validly tendered and not withdrawn pursuant to such Asset Sale Offer. If the aggregate principal amount of Securities validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds or, to the extent the Company elects to make a Pari Passu Asset Sale Offer, the Securities' pro rata shares of such Excess Proceeds, Securities to be purchased will be selected on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

               Notice of an Asset Sale Offer shall be mailed by the Company to all Holders of Securities not less than 20 Business Days nor more than 40 Business Days before the Asset Sale Purchase Date at their last registered address with a copy to the Trustee and the Paying Agent. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until at least 5:00 p.m., New York City time, on the Asset Sale Purchase Date. The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

               (1)  that the Asset Sale Offer is being made
     pursuant to this Section 4.13;

               (2) the Asset Sale Offer Price (including the amount of accrued interest, if any) for each Security, the Asset Sale Purchase Date and the date on which the Asset Sale Offer expires;

               (3) that any Security not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof;

               (4) that, unless the Company shall default in the payment of the Asset Sale Offer Price, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

               (5) that Holders electing to have Securities purchased pursuant to an Asset Sale Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Asset Sale Purchase Date and must complete any form of letter of transmittal proposed by the Company and reasonably acceptable to the Trustee and the Paying Agent;

               (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Asset Sale Purchase Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing its election to have such Securities purchased;

               (7) that if Securities in a principal amount in excess of the Holder's pro rata share of the amount of Excess Proceeds are tendered pursuant to the Asset Sale Offer, the Company shall purchase Securities on a pro rata basis among the Securities tendered (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

               (8)  that Holders whose Securities are
     purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

               (9) the instructions that Holders must follow in order to tender their Securities; and

               (10) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not permitted to file any such reports with the Commission, the comparable reports prepared pursuant to Section 4.07), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Asset Sale and Asset Sale Offer and such other information concerning the circumstances and relevant facts regarding such Asset Sale Offer as would be material to a Holder of Securities in connection with the decision of such Holder as to whether or not it should tender Securities pursuant to the Asset Sale Offer.

               On the Asset Sale Purchase Date, the Company shall (i) accept for payment, on a pro rata basis, Securities or portions thereof tendered pursuant to the Asset Sale Offer, (ii) deposit with the Paying Agent money, in immediately available funds, in an amount sufficient to pay the Asset Sale Offer Price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Asset Sale Offer Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer not later than the first Business Day following the Asset Sale Purchase Date. For purposes of this Section 4.13, the Trustee shall act as Paying Agent.

               The Company shall comply, to the extent
     applicable, with the requirements of Section 14(e) of the Exchange Act, Rule 14e-1 promulgated thereunder, and any other securities laws or regulations in connection with the repurchase of Securities pursuant to the Asset Sale Offer.

               Section 4.14   Limitation on Transactions with
                              Interested Persons.

               The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company or any beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately, after the passage of time or upon the happening of an event) of 5% or more of the Company's outstanding Common Stock ("Interested Persons"), unless (a) such transaction or series of related transactions is on terms that are no less favorable to the Company, or such Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from persons who are not Affiliates of the Company or Interested Persons,
     (b) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $5,000,000, the Company has obtained a written opinion from an Independent Financial Advisor stating that the terms of such transaction or series of transactions are fair to the Company or such Subsidiary, as the case may be, from a financial point of view and
     (c) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $1,000,000, the Company has delivered an Officers' Certificate to the Trustee certifying that such transaction or series of transactions comply with the preceding clause (a) and, if applicable, certifying that the opinion referred to in the preceding clause (b) has been delivered and that such transaction or series of transactions have been approved by a majority of the Board of Directors of the Company; provided, however, that this covenant will not restrict the Company from
     (i) paying dividends in respect of its Capital Stock permitted under Section 4.09, (ii) paying reasonable and customary fees to directors of the Company who are not employees of the Company, (iii) making loans or advances to officers, employees or consultants of the Company and its Subsidiaries (including travel and moving expenses) in the ordinary course of business for bona fide business purposes of the Company or such Subsidiary not in excess of $2,000,000 in the aggregate at any one time outstanding, or (iv) making loans to Wholly-Owned Subsidiaries in the ordinary course of business and consistent with past business practices and making loans to joint ventures, partnerships or other persons that are not Wholly-Owned Subsidiaries pursuant to and in accordance with Section 4.09.

               Section 4.15   Limitation on Dividends and
                              Other Payment Restrictions
                              Affecting Subsidiaries.

               The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Company or any other Subsidiary of the Company, (c) make loans or advances to, or any other Investment in, the Company or any other Subsidiary of the Company, (d) transfer any of its properties or assets to the Company or any other Subsidiary of the Company or (e) guarantee any Indebtedness of the Company or any other Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any Subsidiary of the Company, (iii) customary restrictions on transfers of property subject to a Lien permitted under this Indenture which could not materially adversely affect the Company's ability to satisfy its obligations under this Indenture and the Securities,
     (iv) any agreement or other instrument of a person acquired by the Company or any Subsidiary of the Company (or a Subsidiary of such person) in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired, (v) provisions contained in agreements or instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument and
     (vi) encumbrances and restrictions under the Credit Agreement or the Note Agreement between the Company and the Prudential Life Insurance Company of America (the "Note Agreement"), each as in effect on the Issue Date and encumbrances and restrictions in permitted refinancings or replacements thereof which are no less favorable to the Holders of the Securities than those contained in the Credit Agreement or the Note Agreement, each as in effect on the Issue Date.

               Section 4.16   Limitations on Sale-Leaseback
                              Transactions.

               The Company will not, and will not permit any of its Subsidiaries to, enter into any Sale-Leaseback Transaction with respect to any property of the Company or any of its Subsidiaries (whether such property is owned on, or acquired or constructed after, the Issue
     Date) provided that the Company or any of its Subsidiaries may enter a Sale-Leaseback Transaction if
     (i) the Company could have (A) incurred Indebtedness (other than Permitted Indebtedness) in an amount equal to the Attributable Value relating to such Sale-Leaseback Transaction pursuant to Section 4.08 and (B) secured such Indebtedness with a Lien pursuant to Section 4.11,
     (ii) the value (considering the proceeds therefrom and any other benefits or options granted to the Company in connection therewith) of such Sale-Leaseback Transaction is at least equal to the Fair Market Value of the property that is the subject of such Sale-Leaseback Transaction, and (iii) the Company shall apply or cause to be applied the Net Cash Proceeds of such transactions in accordance with Section 4.13.

               Section 4.17   Limitation on Guarantees by
                              Subsidiaries.

               The Company will not permit any Subsidiary, directly or indirectly, to assume, guarantee or in any manner become liable with respect to any other Indebtedness of the Company unless such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for the guarantee of payment of the Securities by such Subsidiary on the same terms as such Subsidiary's assumption or guarantee of such other Indebtedness. In connection with the execution and delivery of the supplemental indenture, such Subsidiary shall execute and deliver a Guarantee evidencing its obligations pursuant to this Section 4.17 and such supplemental indenture.

               Notwithstanding the foregoing, upon any sale or disposition (by merger or otherwise) of any Guarantor by the Company or a Subsidiary of the Company to any person that is not an Affiliate of the Company or any of its Subsidiaries which is otherwise in compliance with the terms of this Indenture, such Guarantor will be deemed to be released from all obligations under its Guarantee; provided, however, that each such Guarantor is sold or disposed of in accordance with this Indenture and the guarantee by such Guarantor of such other Indebtedness of the Company is simultaneously released; and provided, further, that the foregoing proviso shall not apply to the sale or disposition of a Guarantor in a foreclosure to the extent that such proviso will be inconsistent with the requirements of the Uniform Commercial Code.

              Section 4.18   Waiver of Stay, Extension or
                              Usury Laws.

               The Company and each Guarantor, if any,
     covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or such Guarantor, as the case may be, from paying all or any portion of the principal of, premium, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Guarantor, if any, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

               Section 4.19   Limitation on Applicability of
                              Certain Covenants.

               During any period of time that (i) the ratings assigned to the Securities by each of S&P and Moody's (collectively, the "Rating Agencies") are no less than BBB- and Baa3 or the equivalents thereof, respectively (the "Investment Grade Ratings"), and (ii) no Default or Event of Default has occurred and is continuing, the Company and its Subsidiaries, will not be subject to the covenants contained in Sections 4.08, 4.09, 4.13 and clauses (iii) and (iv) of Section 5.01 (collectively, the "Suspended Covenants"). If one or both Rating Agencies withdraws its rating or downgrades its Investment Grade Rating, then thereafter the Company and its Subsidiaries will be subject, on a prospective basis, to the Suspended Covenants (until the Rating Agencies have again assigned Investment Grade Ratings to the Securities) and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the covenant contained in Section 4.09 as if such covenant had been in effect at all times after the Issue Date.


                         ARTICLE FIVE

                    SUCCESSOR CORPORATION

               Section 5.01   When Company May Merge, etc.

               (1) The Company will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons, and the Company will not permit any of its Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Subsidiaries, taken as a whole, to any other person or persons, unless at the time of and after giving effect thereto (i) either (x) if the transaction or transactions is a merger or consolidation, the Company shall be the surviving person of such merger or consolidation, or (y) the person formed by such consolidation or into which the Company or such Subsidiary is merged or to which the properties and assets of the Company or such Subsidiary, as the case may be, are transferred (any such surviving person or transferee person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all the Securities and the performance and observance of every covenant and obligation of this Indenture and the Securities on the part of the Company to be performed or observed and, in each case, the Indenture shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;
     (iii) the Company, or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.08 (assuming a market rate of interest with respect to such additional
     Indebtedness); (iv) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth of the Company or the Surviving Entity, as the case may be, is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or series of transactions, and (v) the Company or the Surviving
     Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture, complies with this Indenture and that all conditions precedent herein provided for relating to such transaction or series of transactions have been complied with.

               In addition, each Guarantor, if any, unless it is the other party to the transaction or unless its Guarantee will be released and discharged in accordance with Section 4.18 as a result of the transaction, will be required to confirm, by supplemental indenture that its Guarantee of the Securities will apply to the obligations of the Company or the Surviving Entity under this Indenture.

               Section 5.02   Successor Substituted.

               Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 5.01 hereof, the successor person or persons formed by such consolidation or into which the Company is merged or the successor person to which such sale, assignment, conveyance, transfer, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such successor had been named as the Company herein; provided, however, that solely for purposes of computing amounts described in subclause (C) of Section 4.09, any such successor person shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.



                         ARTICLE SIX

                EVENTS OF DEFAULT AND REMEDIES

               Section 6.01   Events of Default.

               An "Event of Default" means any of the
     following events:

          (a) default in the payment of the principal of or premium, if any, on any Security when the same becomes due and payable (upon Stated Maturity, acceleration, optional redemption, required purchase, scheduled principal payment or otherwise); or

          (b) default in the payment of an installment of interest on any of the Securities, when the same becomes due and payable, and any such Default continues for a period of 30 days; or

          (c) failure to perform or observe any other term, covenant or agreement contained in the Securities or the Indenture (other than Defaults specified in clause (a) or (b) above) and such Default continues for a period of 30 days after written notice of such Default requiring the Company to remedy the same shall have been given (i) to the Company by the Trustee or (ii) to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Securities then outstanding; or

          (d) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Subsidiary of the Company then has outstanding Indebtedness in excess of $10,000,000, individually or in the aggregate, and either (i) such Indebtedness is already due and payable in full or
               (ii) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; or

          (e) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $10,000,000, either individually or in the aggregate, shall be entered against the Company or any Subsidiary of the Company or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree, shall not be in effect; or

         (f) (a) the Company or any Significant Subsidiary of the Company pursuant to or under or within the meaning of any Bankruptcy Law:

                         (i) commences a voluntary case or
                    proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally; or

          (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (i) is for relief against the Company or
               any Significant Subsidiary of the Company in an involuntary case or proceeding, (ii) appoints a Custodian of the Company or any Significant Subsidiary of the Company for all or substantially all of its properties, or (iii) orders the liquidation of the Company or any Significant Subsidiary of the Company,

     and in each case the order or decree remains unstayed and in effect for 60 days.

               Subject to the provisions of Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Default or Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, the Paying Agent, any Holder, or any of their respective agents.

               Section 6.02   Acceleration.

               If an Event of Default (other than as specified in Section 6.01(f) or (g)) occurs and is continuing, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, by written notice to the Trustee and the Company, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the Securities to be due and payable immediately, upon which declaration, all amounts payable in respect of the Securities shall be immediately due and payable. If an Event of Default specified in Section 6.01(f) or (g) occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Securities.

               After a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Securities, by written notice to the Company and the Trustee, may rescind such declaration if
     (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all amounts due the Trustee under Section 7.08 and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Securities, (iii) the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest which has become due otherwise than by such declaration of acceleration at the rate borne by the Securities; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Securities that has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

               No such rescission shall affect any subsequent
     Default or Event of Default or impair any right subsequent thereto.

               Section 6.03   Other Remedies.

               If an Event of Default occurs and is
     continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

               All rights of action and claims under this Indenture or the Securities may be enforced by the Trustee even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy.
     All available remedies are cumulative to the extent permitted by law.

               Section 6.04   Waiver of Past Defaults.

               Subject to the provisions of Sections 6.07 and 9.02, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee may, on behalf of the Holders of all the Securities, waive any existing Default or Event of Default and its consequences, except a Default or Event of Default specified in Section 6.01(a) or (b) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.02. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist.

               Section 6.05   Control by Majority.

               The Holders of not less than a majority in aggregate principal amount of the outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that the Trustee may refuse to follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or (c) that may expose the Trustee to personal liability unless the Trustee has been provided reasonable indemnity against any loss or expense caused by its following such direction; and provided, further, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

               Section 6.06   Limitation on Suits.

               No Holder of any Securities shall have any right to institute any proceeding or pursue any remedy with respect to this Indenture or the Securities unless:

                   (1)  the Holder gives written notice to the
                         Trustee of a continuing Event of Default;

                    (2) the Holders of at least 25% in aggregate principal amount of the outstanding
                         Securities make a written request to the Trustee to pursue the remedy;

                    (3)  such Holder or Holders offer and, if
                         requested, provide to the Trustee
                         reasonable indemnity against any loss,
                         liability or expense;

                    (4)  the Trustee does not comply with the
                         request within 30 days after receipt of
                         the request and the offer and, if
                         requested, provision of indemnity; and

                    (5) during such 30-day period the Holders of a majority in aggregate principal amount of the outstanding Securities do not give the Trustee a direction which is inconsistent with the request;

               The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of, premium, if any, or accrued interest on, such Security on or after the respective due dates set forth in such Security.

               A Holder may not use this Indenture to
     prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

               Section 6.07   Right of Holders To Receive
                              Payment.

               Notwithstanding any other provision in this Indenture, the right of any Holder of a Security to receive payment of the principal of, premium, if any, and interest on such Security, on or after the respective Stated Maturities expressed in such Security, or to bring suit for the enforcement of any such payment on or after the respective Stated Maturities, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

               Section 6.08   Collection Suit by Trustee.

               If an Event of Default specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, any Guarantor or any other obligor on the Securities for the whole amount of principal of, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

               Section 6.09   Trustee May File Proofs of
                              Claims.

               The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or the Subsidiaries of the Company (or any other obligor upon the Securities), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.08.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

               Section 6.10   Priorities.

               If the Trustee collects any money pursuant to this Article Six, it shall pay out such money in the following order:

               First:  to the Trustee for amounts due under
     Section 7.08;

               Second: to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

               Third:  to Holders for principal amounts
     (including any premium) owing under the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal (including any premium); and

               Fourth: the balance, if any, to the Company or to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

               The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

               Section 6.11   Undertaking for Costs.

               In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

               Section 6.12   Restoration of Rights and
                              Remedies.

               If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Security or any Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, each Guarantor, if any, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                        ARTICLE SEVEN

                           TRUSTEE

               Section 7.01   Duties.

               (a) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

               (b) Except during the continuance of an Event of Default,

                    the Trustee need perform only such duties
               as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                    in the absence of bad faith on its part,
               the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

               (c)  No provision of this Indenture shall be
     construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that this paragraph does not limit the effect
               of paragraph (b) of this Section 7.01;

                    the Trustee shall not be liable for any
               error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

                    the Trustee shall not be liable with
               respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05;

               (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
     (a), (b), (c) and (d) of this Section 7.01.

               Section 7.02   Rights of Trustee.

               Subject to Section 7.01 hereof and the
     provisions of TIA Sec. 315:

                    (a)  the Trustee may rely on any document
                         reasonably believed by it to be genuine
                         and to have been signed or presented by
                         the proper person. The Trustee need not investigate any fact or matter stated in the document.

                    (b) before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 10.04 and 10.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                    (c) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                    (d)  the Trustee shall not be liable for any
                         action taken or omitted by it in good
                         faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of its own negligence.

                    (e)  the Trustee may consult with counsel of
                         its own choosing and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                    (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                    (g) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

               Section 7.03   Individual Rights
                              of Trustee.

               The Trustee, any Paying Agent, Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 7.11 and 7.12 and TIA Sec. 310 and 311, may otherwise deal with the Company and its Subsidiaries with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

               Section 7.04   Trustee's Disclaimer.

               The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement in the Securities other than the Trustee's certificate of authentication.

               Section 7.05   Notice of Default.

               If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days thereafter; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee of the board of directors or a committee of the directors of the Trustee and/or Trust Officers in good faith determines that the withholding of such notice is in the interest of the Holders.

               Section 7.06   Money Held in Trust.

               All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder, except as the Trustee may agree with the Company.

               Section 7.07   Reports by Trustee to Holders.

               Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Sec. 313(a) shall have occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such May 15 that complies with TIA Sec. 313(a). The Trustee also shall comply with TIA Sec. 313(b) and 313(c).

               A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Securities are listed.

               The Company shall notify the Trustee in writing if the Securities become listed on any securities exchange.

               Section 7.08   Compensation and Indemnity.

               The Company covenants and agrees to pay the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

               The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by it arising out of or in connection with the administration of this trust and its rights or duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its prior written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

               To secure the Company's payment obligations in this Section 7.08, the Trustee shall have a Lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of, premium, if any, or interest on particular Securities.

               When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(f) or (g), the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

               The Company's obligations under this Section
     7.08 and any Lien arising hereunder shall survive the resignation or removal of any trustee, the discharge of the Company's obligations pursuant to Article Eight and/or the termination of this Indenture.

               Section 7.09   Replacement of Trustee.

               The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor trustee with the Company's prior written consent. The Company may remove the Trustee if:

               (a)  the Trustee fails to comply with
     Section 7.11;

               (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (c) a receiver or other public officer takes charge of the Trustee or its property; or

               (d)  the Trustee becomes incapable of acting.

               If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee, and to the extent such amounts remain unpaid, the Trustee that has resigned or has been removed shall retain the Lien afforded by Section 7.08. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities may, with the Company's prior written consent, appoint a successor Trustee to replace the successor Trustee appointed by the Company.

               A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided in
     Section 7.08, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

               If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               If the Trustee fails to comply with
     Section 7.11, any Holder who has been a Holder for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               Notwithstanding replacement of the Trustee pursuant to this Section 7.09, the Company's obligations under Section 7.08 shall continue for the benefit of the retiring Trustee.

               Section 7.10   Successor Trustee by Merger,
                              etc.

               If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall, if such resulting, surviving or transferee corporation or national banking association is otherwise eligible hereunder, be the successor Trustee.

               Section 7.11   Eligibility; Disqualification.

               There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA
     Sec. 310(a)(1), 310(a)(5) and 310(b) and which shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

               Section 7.12   Preferential Collection of
                              Claims Against Company.

               The Trustee shall comply with TIA Sec. 311(a), excluding from the operation of such Section any creditor relationship listed in TIA Sec. 311(b). If the present or any future Trustee shall resign or be removed, it shall be subject to TIA Sec. 311(a) to the extent provided therein.


                        ARTICLE EIGHT

           SATISFACTION AND DISCHARGE OF INDENTURE

                Section 8.01   Termination of the Company's
                               Obligations.

               The Company and each Guarantor may, if any, terminate their obligations under the Securities, any Guarantee, and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in
     Section 8.04) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

                    (a) either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Securities have otherwise become due and payable hereunder;

                    (b)  the Company shall have irrevocably
                         deposited or caused to be deposited with the Trustee or a trustee reasonably satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption, as certified in a certificate of a nationally recognized firm of independent public accountants; provided that the Trustee shall have been irrevocably instructed to apply such money to the payment of said principal, premium, if any, and interest with respect to the Securities;

                    (c)  no Default or Event of Default with
                         respect to this Indenture or the
                         Securities shall have occurred and be
                         continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound; and

                    (d) the Company shall have paid all other sums payable by it hereunder;

                    (e)  the Company shall have delivered to the
                         Trustee an Officers' Certificate and an
                         Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's and any Guarantor's obligation under the Securities and this Indenture and any Guarantee have been complied with.

               Notwithstanding the foregoing paragraph, the
     Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02 and 7.08 and any Guarantor's obligations in respect thereof shall survive until the Securities are no longer outstanding pursuant to the last paragraph of
     Section 2.08. After the Securities are no longer outstanding, the Company's obligations in Sections 7.08, 8.03, 8.04 and 8.05 and any Guarantor's obligations in respect thereof shall survive.

               After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's and any Guarantor's obligations under the Securities and this Indenture except for those surviving obligations specified above.

               Section 8.02   Legal Defeasance
                              and Covenant Defeasance.

               (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

               (b)   Upon the Company's exercise under
     paragraph (a) of the option applicable to this paragraph (b), the Company and any Guarantor shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company and any Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all their other obligations under such Securities, any Guarantee and this Indenture insofar as such Securities and Guarantee are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same) except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Sections 2.06, 2.07 and 4.02, and, with respect to the Trustee, under Section 7.08 and any Guarantor's obligations in respect thereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Article Eight. Subject to compliance with this Section 8.02, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

               (c)   Upon the Company's exercise under
     paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article Five and in Sections 4.07 through
     4.18 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

               (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

                    (1)  the Company shall irrevocably have
               deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.11 who shall agree to comply with the provisions of this Section 8.02 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (x) cash, in United States dollars, in an amount sufficient, or
               (y) direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations") maturing as to principal, premium, if any, and interest in such amounts of cash, in United States dollars, and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Securities not later than one day before the due date of any payment, or
               (z) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to, and in form and substance reasonably satisfactory to, the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge principal of, premium, if any, and interest on the outstanding Securities (except lost, stolen or destroyed Securities which have been replaced or repaid) on the Final Maturity Date or otherwise in accordance with the terms of this Indenture and of such Securities; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities;

                    (2)  no Default or Event of Default or event
               which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit;

                    (3)  such legal defeasance or covenant
               defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company;

                    (4)  such legal defeasance or covenant
               defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which it is bound;

                    (5)  in the case of an election under
               paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

                    (6)  in the case of an election under
               paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

                    (7)  in the case of an election under either
               paragraph (b) or (c) above, an Opinion of Counsel to the effect that, (x) the trust funds will not be subject to any rights of any other holders of Indebtedness of the Company, and (y) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law, insolvency, reorganization or similar laws affecting creditor's rights; provided, however, that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, no opinion needs to be given as to the effect of such laws on the trust funds except the following: (A) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to Holders of Securities, the Trustee will hold, for the benefit of the Holders of Securities, a valid and enforceable security interest in such trust funds that is not avoidable in bankruptcy or otherwise, subject only to principles of equitable subordination, (B) the Holders of Securities will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used, and (C) no property, rights in property or other interests granted to the Trustee or the Holders of Securities in exchange for or with respect to any of such funds will be subject to any prior rights of any other person, subject only to prior Liens granted under Section 364 of Title 11 of the U.S. Bankruptcy Code (or any section of any other Bankruptcy Law having the same effect), but still subject to the foregoing clause (B); and

                    (8)  the Company shall have delivered to the
               Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (x) all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with and (y) if any other Indebtedness of the Company shall then be outstanding or committed, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

                    (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding
     Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Affiliate of the Company) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

               The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

               Anything in this Section 8.02 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

               Section 8.03   Application of
                              Trust Money.

               The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections 8.01 and 8.02, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities.

               Section 8.04   Repayment to Company.

               Subject to Sections 7.08, 8.01 and 8.02, the
     Trustee shall promptly pay to the Company or if deposited with the Trustee by any Guarantor, to such Guarantor, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 8.02, held by it at any time. The Trustee and the Paying Agent shall pay to the Company or any Guarantor, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company or any Guarantor, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

               Section 8.05   Reinstatement.

               If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's and any Guarantor's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Company or a Guarantor has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company or such Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.



                        ARTICLE NINE

             AMENDMENTS, SUPPLEMENTS AND WAIVERS

               Section 9.01   Without Consent of Holders.

               The Company, when authorized by a Board
     Resolution of its Board of Directors, and the Trustee may amend, waive or supplement this Indenture or the Securities without notice to or consent of any Holder:

                    (a)  to cure any ambiguity, defect or
                         inconsistency;

                    (b)  to comply with Article Five or Section
                         4.17;

                    (c) to provide for uncertificated Securities in addition to certificated Securities;

                    (d) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                    (e) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder.

               Notwithstanding the above, the Trustee and the Company may not make any change that adversely affects the rights of any Holders hereunder. The Company shall be required to deliver to the Trustee an Opinion of Counsel stating that any such change made pursuant to paragraph (a) or (e) of this Section 9.01 does not adversely affect the rights of any Holder.

               Section 9.02   With Consent of Holders.

               Subject to Section 6.04, the Company, when authorized by a Board Resolution of its Board of Directors, and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding, and the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may waive future compliance by the Company or any Guarantor with any provision of this Indenture, the Guarantees or the Securities.

               Notwithstanding the provisions of this
     Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

                    (a)  reduce the percentage in outstanding
                         aggregate principal amount of Securities the Holders of which must consent to an amendment, supplement or waiver of any provision of this Indenture, any Guarantee or the Securities;

                    (b)  reduce or change the rate or time for
                         payment of interest on any Security;

                    (c) change the currency in which any Security, or any premium or interest thereon, is payable;

                    (d) reduce the principal amount outstanding of or extend the fixed maturity of any Security or alter the redemption provisions with respect thereto;

                    (e)  waive a default in the payment of the
                         principal of, premium, if any, or interest on, or redemption or an offer to purchase required hereunder with respect to, any Security;

                    (f) make the principal of, premium, if any, or interest on any Security payable in money other than that stated in the Security;

                    (g) modify this Section 9.02 or Section 6.04 or Section 6.07;

                    (h)  amend, alter, change or modify the
                         obligation of the Company to make and
                         consummate a Change of Control Offer in
                         the event of a Change of Control or make and consummate the offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto;

                    (i)  modify or change any provision of this
                         Indenture affecting the subordination or ranking of the Securities or any Guarantee in a manner adverse to the Holders; or

                    (j) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities; or

                    (k)  release any Guarantor from any of its
                         obligations under its Guarantee or this
                         Indenture other than in compliance with
                         Section 4.17.

               It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

               After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holder of each Security affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any amendment, supplement or waiver.

               Section 9.03   Compliance with
                              Trust Indenture Act.

               Every amendment of or supplement to this Indenture, any Guarantee or the Securities shall comply with the TIA as then in effect.

               Section 9.04   Revocation and Effect of
                              Consents.

               Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security prior to such amendment, supplement or waiver becoming effective. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Holder under Sec. 316(b) of the TIA.

               The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

               After an amendment, supplement or waiver becomes effective, it shall bind every Holder; unless it makes a change described in any of clauses (a) through
     (k) of Section 9.02; if it makes such a change, the amendment, supplement or waiver shall bind every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

               Section 9.05   Notation on or Exchange of
                              Securities.

               If an amendment, supplement or waiver changes the terms of a Security, the Trustee shall (in accordance with the specific direction of the Company) request the Holder of the Security to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of the Company) place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

               Section 9.06   Trustee May Sign Amendments,
                              etc.

               The Trustee shall sign any amendment,
     supplement or waiver authorized pursuant to this Article Nine if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith and that it will be valid and binding upon the Company in accordance with its terms.



                         ARTICLE TEN

                        MISCELLANEOUS

               Section 10.01  Trust Indenture Act of 1939.

               This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

               If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

               Section 10.02  Notices.

               Any notice or communication shall be
     sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

               If to the Company to:
                  Brown Group, Inc.
                  8300 Maryland Avenue
                  St. Louis, Missouri 63105
                  Attention:  Secretary

               With a copy to:
                  Bryan Cave LLP
                  1 Metropolitan Square, Suite 3600
                  St. Louis, Missouri 63102
                  Attention:  James L. Nouss, Jr., Esq.

               If to the Trustee to:
                  State Street Bank and Trust Company
                  2 International Place
                  Boston, Massachusetts 02110
               Attention:  Corporate Trust Administration

               The parties hereto by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

               Any notice or communication mailed, postage prepaid, to a Holder, including any notice delivered in connection with TIA Sec. 310(b), TIA Sec. 313(c), TIA Sec.
     314(a) and TIA Sec. 315(b), shall be mailed by first class mail to such Holder at the address of such Holder as it appears on the Securities register maintained by the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee.

               Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

               Section 10.03  Communication by Holders with
                              Other Holders.

               Holders may communicate pursuant to TIA
     Sec. 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The obligors, the Trustee, the Registrar and any other person shall have the protection of TIA Sec. 312(c).

               Section 10.04  Certificate and Opinion as to
                              Conditions Precedent.

               Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, such obligor shall furnish to the
     Trustee:

                    (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                    (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

               Section 10.05  Statements Required in
                              Certificate or Opinion.

               Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                    (1)  a statement that the person making such
                         certificate or opinion has read such
                         covenant or condition;

                    (2)  a brief statement as to the nature and
                         scope of the examination or investigation upon which the statement or opinions contained in such certificate or opinion are based;

                    (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an opinion as to whether or not such covenant or condition has been complied with; and

                    (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

               Section 10.06  Rules by Trustee,
                              Paying Agent, Registrar.

               The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying
     Agent or Registrar may make reasonable rules for its functions.

               Section 10.07  Governing Law.

               The laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflicts of law. The Trustee, the Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Securities.

               Section 10.08  No Interpretation of Other
                              Agreements.

               This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

               Section 10.09  No Recourse Against Others.

               A director, officer, employee, stockholder or Affiliate, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any obligations of a Guarantor under any Guarantee or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability.

               Section 10.10  Successors.

               All agreements of the Company and any Guarantor in this Indenture and the Securities and the Guarantees shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

               Section 10.11  Duplicate Originals.

               The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all such executed copies together represent the same agreement.

               Section 10.12  Separability.

               In case any provision in this Indenture, any Guarantee or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

               Section 10.13  Table of Contents, Headings,
                              etc.

               The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

              Section 10.14  Benefits of Indenture.

               Nothing in this Indenture or in the Securities, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

               IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                 BROWN GROUP, INC.
                                 By:
                                     Name:
                                     Title:


                                 STATE STREET BANK AND
                                    TRUST COMPANY
                                 By:
                                     Name:
                                     Title:

                                                        EXHIBIT A
                      FORM OF SECURITY

                      BROWN GROUP, INC.

                       9-1/2% Senior Notes
                           Due 2006

                                                            CUSIP No.:


     No. [       ]                                        $[          ]


               BROWN GROUP, INC., a New York corporation (the
     "Company", which term includes any successor
     corporation), for value received promises to pay to
     [       ] or registered assigns, the principal sum of
     $[       ] Dollars, on October 15, 2006.

               Interest Payment Dates:  April 15 and
     October 15 commencing April 15, 1997

               Record Dates:  April 1 and October 1

               Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

               IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

     Dated:                 BROWN GROUP, INC.



                            By:
                            Name:
                            Title:


                            By:
                            Name:
                            Title:

    [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

               This is one of the 9-1/2% Senior Notes due 2006, described in the within-mentioned Indenture.

     Dated:                    STATE STREET BANK
                                 AND TRUST COMPANY,
                               as Trustee



                              By:
                              Authorized Signatory

                  (REVERSE OF SECURITY)

                      BROWN GROUP, INC.

                         Senior Notes
                     due October 15, 2006

               BROWN GROUP, INC., a New York corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on April 15 and October 15 of each year (an "Interest Payment Date"), commencing April 15, 1997. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the original date of issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

               The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities plus 2% and on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

     2.   Method of Payment.

               The Company shall pay interest on the
     Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

     3.   Paying Agent and Registrar.

               Initially, State Street Bank and Trust Company
     (the "Trustee") will act as Paying Agent and Registrar.
     The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

     4.   Indenture.

               The Company issued the Securities under an Indenture, dated as of October 1, 1996 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sec. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured obligations of the Company.

     5.   Optional Redemption.

               The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after October 15, 2001 at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on October 15 of the years set forth below, plus, in each case, accrued interest thereon to the date of redemption:

     Year                                                   Percentages
     ----                                                   -----------

     2001. . . . . . . . . . . . . . . . . . . . . . . . .     104.750%
     2002. . . . . . . . . . . . . . . . . . . . . . . . .     102.375%
     2003. . . . . . . . . . . . . . . . . . . . . . . . .     101.188%
     2004 and thereafter . . . . . . . . . . . . . . . . .     100.000%


     6.   Notice of Redemption.

               Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

               If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption.

     7.   Change of Control Offer.

               Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

     8.   Limitation on Disposition of Assets.

               The Company is, subject to certain conditions, obligated to make an offer to purchase Securities at 100% of their principal amount plus accrued and unpaid interest to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

     9.   Denominations; Transfer; Exchange.

               The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

     10.  Persons Deemed Owners.

               The registered Holder of a Security shall be treated as the owner of it for all purposes.

     11.  Unclaimed Funds.

               If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

     12.  Legal Defeasance and Covenant Defeasance.

               The Company may be discharged from its
     obligations under the Indenture and the Securities except for certain provisions thereof, and may be discharged from its obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

     13.  Amendment; Supplement; Waiver.

               Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Security.

     14.  Restrictive Covenants.

               The Indenture contains certain covenants that, among other things, limit the ability of the Company and certain of its subsidiaries to make restricted payments, to incur indebtedness, to create liens, to issue preferred or other capital stock of subsidiaries, to sell assets, to permit restrictions on dividends and other payments by subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Indenture also provides that during any period of time that (i) the ratings assigned to the Securities by both Moody's and S&P are equal to or higher than Baa3 and BBB - or the equivalents thereof, respectively, and (ii) no Event of Default or Default has occurred and is continuing, the Company and its Subsidiaries will not be subject to certain of the above-referenced covenants.

     15.  Defaults and Remedies.

               If an Event of Default occurs and is
     continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal, premium or interest, including an accelerated payment) if it determines that withholding notice is in their interest.

     16.  Trustee Dealings with Company.

               The Trustee under the Indenture, in its
     individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries and their respective Affiliates as if it were not the Trustee.

     17.  No Recourse Against Others.

               No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

     18.  Authentication.

               This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

     19.  Abbreviations and Defined Terms.

               Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST
     (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
     Act).

     20.  CUSIP Numbers.

               Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

     21.  Registration Rights.

               The Holder of this Security is entitled to certain benefits pursuant to the Registration Rights
     Agreement. The Holders shall be entitled to receive certain additional interest payments upon certain conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

               The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture or Registration Rights Agreement. Requests may be made to: Brown Group, Inc., 8300 Maryland Avenue, St. Louis, Missouri 63105, Attn:
     Corporate Secretary.

               ASSIGNMENT FORM

     I or we assign and transfer this Security to

     --------------------------------------------------------

     --------------------------------------------------------
     (Print or type name, address and zip code of assignee or transferee)


     -------------------------------------------------------
     (Insert Social Security or other identifying number of assignee or transferee)

     and irrevocably appoint
                             ---------------------------------
     agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

     Date:                          Signed:   ___________________
                                             (Sign exactly as
                                              name appears on the
                                              other side of this
                                              Security)




     Signature Guarantee:     ______________________________________
                              Participant in a recognized Signature
                              Guarantee Medallion Program

           OPTION OF HOLDER TO ELECT PURCHASE

               If you want to elect to have this Security
     purchased by the Company pursuant to Section 4.12 or
     Section 4.13 of the Indenture, check the appropriate box:
     Section 4.12 [       ] Section 4.13 [       ]

               If you want to elect to have only part of this Security purchased by the Company pursuant to Section
     4.12 or Section 4.13 of the Indenture, state the amount:
     $

     Date:              Your Signature:__________________________
                                       (Sign exactly as your
                                        name appears on the other
                                        side of this Security)







     Signature Guarantee:
                         Participant in a recognized Signature Guarantee Medallion Program

                                               EXHIBIT B



     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR
     (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF,
     (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE AND THE COMPANY A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES TO PERSONS OTHER THAN U.S. PERSONS IN OFFSHORE TRANSACTIONS MEETING THE REQUIREMENTS OF RULE 904 UNDER REGULATION S UNDER THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND
     (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                                                   EXHIBIT C


          FORM OF LEGEND FOR GLOBAL SECURITIES

               Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted
     Security) in substantially the following form:

                    THIS SECURITY IS A GLOBAL
               SECURITY WITHIN THE MEANING OF THE
               INDENTURE HEREINAFTER REFERRED TO
               AND IS REGISTERED IN THE NAME OF A
               DEPOSITORY OR A NOMINEE OF A
               DEPOSITORY OR A SUCCESSOR
               DEPOSITORY. THIS SECURITY IS NOT
               EXCHANGEABLE FOR SECURITIES
               REGISTERED IN THE NAME OF A PERSON
               OTHER THAN THE DEPOSITORY OR ITS
               NOMINEE EXCEPT IN THE LIMITED
               CIRCUMSTANCES DESCRIBED IN THE
               INDENTURE, AND NO TRANSFER OF THIS
               SECURITY (OTHER THAN A TRANSFER OF
               THIS SECURITY AS A WHOLE BY THE
               DEPOSITORY TO A NOMINEE OF THE
               DEPOSITORY OR BY A NOMINEE OF THE
               DEPOSITORY TO THE DEPOSITORY OR
               ANOTHER NOMINEE OF THE DEPOSITORY)
               MAY BE REGISTERED EXCEPT IN THE
               LIMITED CIRCUMSTANCES DESCRIBED IN
               THE INDENTURE.

               UNLESS THIS CERTIFICATE IS
               PRESENTED BY AN AUTHORIZED
               REPRESENTATIVE OF THE DEPOSITORY
               TRUST COMPANY, A NEW YORK
               CORPORATION ("DTC"), TO THE ISSUER
               OR ITS AGENT FOR REGISTRATION OF
               TRANSFER, EXCHANGE, OR PAYMENT, AND
               ANY CERTIFICATE ISSUED IS REGISTERED
               IN THE NAME OF CEDE & CO. OR IN SUCH
               OTHER NAME AS IS REQUESTED BY AN
               AUTHORIZED REPRESENTATIVE OF DTC
               (AND ANY PAYMENT IS MADE TO CEDE &
               CO. OR TO SUCH OTHER ENTITY AS IS
               REQUESTED BY AN AUTHORIZED
               REPRESENTATIVE OF DTC), ANY
               TRANSFER, PLEDGE OR OTHER USE HEREOF
               FOR VALUE OR OTHERWISE BY OR TO ANY
               PERSON IS WRONGFUL INASMUCH AS THE
               REGISTERED OWNER HEREOF, CEDE & CO.,
               HAS AN INTEREST HEREIN.

                                                  EXHIBIT D


        CERTIFICATE TO BE DELIVERED UPON EXCHANGE
          OR REGISTRATION OF TRANSFER OF SECURITIES

       Re:  9-1/2% Senior Notes due 2006 (the
            "Securities"), of Brown Group, Inc.

               This Certificate relates to $        principal
     amount of Securities held in the form of*         a
     beneficial interest in a Global Security or*
     Physical Securities by         (the "Transferor").
     The Transferor:*

           *   has requested by written
     order that the Registrar deliver in
     exchange for its beneficial interest in
     the Global Security held by the
     Depositary a Physical Security or
     Physical Securities in definitive,
     registered form of authorized
     denominations and an aggregate number
     equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

           *   has requested that the
     Registrar by written order  exchange or
     register the transfer of a Physical
     Security or Physical Securities.

               In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Securities and the restrictions on transfers thereof as provided in Section
     2.16 of such Indenture, and that the transfer of this Securities does not require registration under the Securities Act of 1933, as amended (the "Act") because*:

            *   Such Security is being
     acquired for the Transferor's own
     account, without transfer (in
     satisfaction of Section 2.16(a)(II)(A)
     or Section 2.16(d)(i)(A) of the
     Indenture).

           *    Such Security is being
     transferred to a "qualified
     institutional buyer" (as defined in Rule
     144A under the Act), in reliance on Rule
     144A.

          *    Such Security is being
     transferred to an institutional
     "accredited investor" (within the
     meaning of subparagraphs (a)(1), (2),
     (3) or (7) of Rule 501 under the Act.

          *    Such Security is being
     transferred in reliance on Regulation S
     under the Act

          *    Such Security is being
     transferred in reliance on Rule 144
     under the Act.

          *     Such Security is being
     transferred in reliance on and in
     compliance with an exemption from the
     registration requirements of the Act
     other than Rule 144A, Rule 144 or
     Regulation S under the Act (and upon an
     opinion of counsel if the Company so
     requests) to a person other than an
     institutional "accredited investor."



                                  ----------------------------
                                  [INSERT NAME OF TRANSFEROR]


                                  By:
                                     ---------------------------
                                    [Authorized Signatory]






     Date:
           -------------------------------
             *Check applicable box

                                              EXHIBIT E


                Form of Certificate To Be
                Delivered in Connection with
       Transfers to Institutional Accredited Investors
                                          ____________,


     State Street Bank and Trust Company
     2 International Place
     Boston, Massachusetts 02110

     Attention:  Corporate Trust Services

               Re:  Brown Group, Inc. (the "Company")
                    Indenture (the "Indenture") relating to
                    9-1/2% Senior Notes due 2006

     Ladies and Gentlemen:

               In connection with our proposed purchase of 9-1/2%
     Senior Notes due 2006 (the "Securities"), of Brown Group,
     Inc. (the "Company"), we confirm that:

               1.   We have received such information as we
     deem necessary in order to make our investment decision.

               2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

               3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (A) to the Company or any subsidiary thereof, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein),
     (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter substantially in the form hereof, (D) outside the United States in accordance with Regulations S under the Securities Act (upon an opinion of counsel if the Company so requests), (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

               4. We understand that, on any proposed resale of Securities, we will be required to furnish to the Trustee and the Company, such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

               5.   We are an institutional "accredited
     investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

               6. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                 Very truly yours,

                                 [Name of Transferee]


                                 By:
                                    [Authorized Signatory]

                                              EXHIBIT F


                Form of Certificate To Be
                   Delivered in Connection
                 with Regulation S Transfers
                                                  ,

     State Street Bank and Trust Company
     2 International Place
     Boston, Massachusetts 02110

     Attention:  Corporate Trust Services

       Re:  Brown Group, Inc. (the "Company") 9-1/2%
            Senior Notes due 2006 (the "Securities")

    Dear Sirs:

               In connection with our proposed sale of
     $          aggregate principal amount of the Securities,
     we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (1)     the offer of the Securities was not
            made to a person in the United States;

            (2)     either (a) at the time the buy offer
            was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

            (3)     no directed selling efforts have been
            made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

            (4)     the transaction is not part of a plan
            or scheme to evade the registration requirements of the Securities Act;

            (5)     we have advised the transferee of the
            transfer restrictions applicable to the
            Securities; and

            (6)     we have provided the Company with an
            opinion of counsel if the Company has so requested.